CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Unit	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
First Mortgage Bonds, 3.50% Series due November 15, 2023	$200,000,000	102.132%	$204,264,000	$26,309.21	(1)

(1)
  Calculated in accordance with Rule 456(b) and Rule 457(r) of the Securities Act of 1933.

 Filed Pursuant to Rule 424(b)(2)
 Registration File No. 333-190917-02
PROSPECTUS SUPPLEMENT
TO PROSPECTUS DATED AUGUST 30, 2013
$200,000,000

Delmarva Power & Light Company
First Mortgage Bonds, 3.50% Series due November 15, 2023

We are offering $200.0 million in aggregate principal amount of our First Mortgage Bonds, 3.50% Series due November 15, 2023, which we refer to as the bonds. We previously issued bonds of this series in an aggregate principal amount of $300.0 million on November 15, 2013. Accordingly, the bonds offered by this prospectus supplement and the accompanying prospectus will:
•
  be identical to the terms of the previously issued bonds of this series; and
•
  have the same CUSIP number and will be fungible with the previously issued bonds of this series.
Upon the issuance of the bonds offered hereby, the outstanding aggregate principal amount of bonds of this series will be $500.0 million.
We will pay interest on the bonds on May 15 and November 15 of each year, beginning November 15, 2014. The bonds will mature on November 15, 2023. Interest on the bonds will accrue from May 15, 2014, the last date on which interest was paid on the previously issued bonds of this series.
The bonds will be secured under our existing mortgage and deed of trust, which constitutes a first lien on substantially all of our properties and franchises as described in this prospectus supplement and the accompanying prospectus. See “Description of First Mortgage Bonds—Security.”
We may redeem the bonds in whole or in part at any time at the redemption price calculated as described in this prospectus supplement. See “Description of First Mortgage Bonds—Optional Redemption.” There is no sinking fund for the bonds.
We do not intend to apply for listing of the bonds on any securities exchange or automated quotation system.
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying prospectus to which it relates is truthful or complete. Any representation to the contrary is a criminal offense.

Investing in the bonds involves risks. See “Risk Factors” beginning on page S-5 of this prospectus supplement.

	Price to Public(1)	Underwriting Discount	Proceeds, before expenses, to us(1)
Per bond	102.132%	0.650%	101.482%
Total	$204,264,000	$1,300,000	$202,964,000

(1)
  Without giving effect to accrued interest from May 15, 2014 to, but excluding, the issuance date. Accrued interest must be paid by the purchasers of the bonds. The total amount of accrued interest on June 9, 2014 will be $2.34 per $1,000 principal amount of the bonds.
The underwriters expect that delivery of the bonds will be made to investors through the book-entry system of The Depository Trust Company on or about June 9, 2014.

Joint Book-Running Managers

Morgan Stanley	SunTrust Robinson Humphrey
BofA Merrill Lynch	Scotiabank

Co-Manager
Loop Capital Markets

The date of this prospectus supplement is June 2, 2014.

ABOUT THIS PROSPECTUS SUPPLEMENT
This document is in two parts. The first part is this prospectus supplement, which describes the specific terms of this offering and certain other matters relating to us and our financial condition. The second part is the accompanying prospectus, which provides more general information about securities we may offer from time to time. Some of the information in the accompanying prospectus does not apply to this offering. You should read the entire prospectus supplement and the accompanying prospectus, including the documents incorporated by reference that are described under “Where You Can Find More Information” in this prospectus supplement.
You should rely only on the information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus and in any written communication from us or the underwriters specifying the final terms of the offering. To the extent the information in this prospectus supplement differs from the information in the accompanying prospectus, you should rely on the information in this prospectus supplement. Neither we nor the underwriters have authorized anyone to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. Neither we nor the underwriters are making an offer of these securities in any jurisdiction where the offer is not permitted. The information in this prospectus supplement, the accompanying prospectus, the documents incorporated by reference herein or therein and any written communication from us specifying the final terms of the offering is only accurate as of the date of the respective document in which the information appears. Our business, financial condition, results of operations and prospects may have changed since those dates.
In this prospectus supplement, unless the context indicates otherwise, the words “DPL,” “we,” “our,” “ours” and “us” refer to Delmarva Power & Light Company.
ii

NOTE REGARDING FORWARD-LOOKING STATEMENTS
Some of the statements contained in this prospectus supplement, the accompanying prospectus and information incorporated by reference herein and therein are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, or the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act, and are subject to the safe harbor created thereby under the Private Securities Litigation Reform Act of 1995. These statements include declarations regarding our intents, beliefs, estimates and current expectations. In some cases, you can identify forward-looking statements by terminology such as “may,” “might,” “will,” “should,” “could,” “expects,” “intends,” “assumes,” “seeks to,” “plans,” “anticipates,” “believes,” “projects,” “estimates,” “predicts,” “potential,” “future,” “goal,” “objective,” or “continue” or the negative of such terms or other variations thereof or comparable terminology, or by discussions of strategy that involve risks and uncertainties. Forward-looking statements involve estimates, assumptions, known and unknown risks, uncertainties and other factors that may cause our actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by such forward-looking statements. Therefore, forward-looking statements are not guarantees or assurances of future performance, and actual results could differ materially from those indicated by the forward-looking statements.
The forward-looking statements contained in this prospectus supplement and the accompanying prospectus, or incorporated by reference herein and therein, are qualified in their entirety by reference to the following important factors, which are difficult to predict, contain uncertainties, are beyond our control and may cause actual results to differ materially from those contained in forward-looking statements:
•
  certain risks and uncertainties associated with the proposed merger of an indirect, wholly-owned subsidiary of Exelon Corporation, or Exelon, with and into Pepco Holdings, Inc., or PHI;
•
  changes in governmental policies and regulatory actions affecting the energy industry or DPL, including allowed rates of return, industry and rate structure, acquisition and disposal of assets and facilities, operation and construction of transmission and distribution facilities and the recovery of purchased power expenses;
•
  the outcome of pending and future rate cases and other regulatory proceedings, including (i) challenges to our base return on equity and the application of the formula rate process previously established by the Federal Energy Regulatory Commission, or FERC, for transmission services we provide; (ii) challenges to our 2011, 2012 and 2013 annual FERC formula rate updates; and (iii) other possible disallowances related to recovery of costs and expenses or delays in the recovery of such costs;
•
  the resolution of outstanding tax matters with the Internal Revenue Service, and the funding of any additional taxes, interest or penalties that may be due;
•
  the expenditures necessary to comply with regulatory requirements, including regulatory orders, and to implement reliability enhancement, emergency response and customer service improvement programs;
•
  possible fines, penalties or other sanctions assessed by regulatory authorities against us;
•
  the impact of adverse publicity and media exposure which could render us vulnerable to negative customer perception and could lead to increased regulatory oversight or other sanctions;
•
  weather conditions affecting usage and emergency restoration costs;
•
  population growth rates and changes in demographic patterns;
•
  changes in customer energy demand due to, among other things, conservation measures and the use of renewable energy and other energy-efficient products, as well as the impact of net metering and other issues associated with the deployment of distributed generation and other new technologies;
iii

•
  general economic conditions, including the impact on energy use caused by an economic downturn or recession, or by changes in the level of commercial activity in a particular region or service territory, or affecting a particular business or industry located therein;
•
  changes in and compliance with environmental and safety laws and policies;
•
  changes in tax rates or policies;
•
  changes in rates of inflation;
•
  changes in accounting standards or practices;
•
  unanticipated changes in operating expenses and capital expenditures;
•
  rules and regulations imposed by, and decisions of, federal and/or state regulatory commissions, PJM Interconnection, LLC, the North American Electric Reliability Corporation, and other applicable electric reliability organizations;
•
  legal and administrative proceedings (whether civil or criminal) and settlements that affect our business and profitability;
•
  interest rate fluctuations and the impact of credit and capital market conditions on the ability to obtain funding on favorable terms; and
•
  effects of geopolitical and other events, including the threat of domestic terrorism or cyber attacks.
These forward-looking statements are also qualified by, and should be read together with, the risk factors and other cautionary statements included in our Annual Report on Form 10-K for the year ended December 31, 2013, our Quarterly Report on Form 10-Q for the quarter ended March 31, 2014 and our other filings with the Securities and Exchange Commission, or SEC, which are incorporated by reference into this prospectus supplement and the accompanying prospectus. Investors should refer to these risk factors and statements in evaluating the forward-looking statements contained in this prospectus supplement and the accompanying prospectus, or any information incorporated by reference herein or therein.
Any forward-looking statements speak only as of the date of this prospectus supplement and we do not undertake any obligation to update any forward-looking statements to reflect events or circumstances after the date on which such statements are made or to reflect the occurrence of unanticipated events. New factors emerge from time to time, and it is not possible for us to predict all such factors. Furthermore, it may not be possible to assess the impact of any such factor on our business or the extent to which any factor, or combination of factors (viewed independently or collectively), may cause results to differ materially from those contained in any forward-looking statement. The foregoing factors should not be construed as exhaustive.
iv

PROSPECTUS SUPPLEMENT SUMMARY
The following summary contains basic information about this offering. It may not contain all of the information that is important to you. The “Description of the First Mortgage Bonds” section of this prospectus supplement and the “Description of Debt Securities—Description of First Mortgage Bonds” section of the accompanying prospectus contain more detailed information regarding the bonds. The following summary is qualified in its entirety by reference to the more detailed information appearing elsewhere in this prospectus supplement and in the accompanying prospectus, including the documents incorporated by reference herein or therein.
DELMARVA POWER & LIGHT COMPANY
We are a regulated public utility company engaged in the transmission, distribution and default supply of electricity in the State of Delaware and in Caroline, Cecil, Dorchester, Harford, Kent, Queen Anne’s, Somerset, Talbot, Wicomico and Worcester counties in Maryland. Our service territory covers approximately 5,000 square miles and, as of December 31, 2013, had a population of approximately 1.4 million. As of December 31, 2013, we delivered electricity to 506,000 customers, of which 305,000 were located in Delaware and 201,000 were located in Maryland. In 2013, we distributed a total of 12.5 million megawatt hours of electricity, of which 66% was distributed within our Delaware territory and 34% was distributed within Maryland. Approximately 41% of the total megawatt hours were delivered to residential customers and 59% were delivered to commercial and industrial customers.
Our electricity distribution facilities are regulated by the Delaware Public Service Commission, or the DPSC, and the Maryland Public Service Commission, or the MPSC. The rates we are paid for the delivery of electricity in Delaware and Maryland are established by the DPSC and the MPSC, respectively.
Our electricity transmission facilities, and the rates for which we are paid for the transmission of electricity over those facilities, are regulated by FERC. These transmission facilities are interconnected with the transmission facilities of contiguous utilities and are part of an interstate power transmission grid over which electricity is transmitted throughout the mid-Atlantic portion of the United States and parts of the Midwest. We are a member of the PJM Regional Transmission Organization, or PJM RTO, the regional transmission organization designated by FERC to coordinate the movement of wholesale electricity within its region.
We also supply electricity at regulated rates to retail customers in our service territories who do not elect to purchase electricity from a competitive supplier, which is referred to in this prospectus supplement as default supply. We purchase the electricity required to satisfy our default supply obligations from wholesale suppliers primarily under contracts entered into in accordance with competitive bid procedures approved and supervised by each of the DPSC and the MPSC. We are also obligated to provide a type of default supply, known as Hourly Priced Service, or HPS, for our largest customers in Delaware and our large customers in Maryland. We acquire power to supply our HPS customers in the next-day and other short-term PJM RTO markets.
We also supply and deliver natural gas to retail customers and provide transportation-only services to retail customers that purchase natural gas from another supplier and have the natural gas delivered through our distribution facilities. Our natural gas service territory consists of a major portion of New Castle County in Delaware. This service territory covers approximately 275 square miles and, as of December 31, 2013, had a population of approximately 500,000. As of December 31, 2013, we delivered natural gas to 126,000 customers. In 2013, we delivered 19,796,000 Mcf (thousand cubic feet) of natural gas to customers in our Delaware service territory, of which 40% were residential customers, 25% were commercial and industrial customers and 35% were customers receiving a transportation-only service and certain other customers. Intrastate transportation customers pay us distribution service rates approved by the DPSC. Rates for the interstate transportation and sale of wholesale natural gas are regulated by FERC.
We are an indirect, wholly-owned subsidiary of PHI. PHI is a publicly traded holding company that, through its regulated utility subsidiaries, including us, Potomac Electric Power Company and Atlantic City Electric Company, is engaged primarily in the transmission, distribution and default supply of electricity and, to a lesser extent, the delivery and supply of natural gas. All of the members of our Board of Directors are officers of PHI, and many of our officers are officers or employees of PHI or its affiliates.

PHI and DPL both file periodic reports and other documents with the SEC. On April 29, 2014, PHI entered into an Agreement and Plan of Merger with Exelon and Purple Acquisition Corp., or Merger Sub, providing for the merger of Merger Sub with and into PHI, with PHI surviving the merger as an indirect, wholly-owned subsidiary of Exelon. PHI currently anticipates that the closing of the merger will occur in the second or third quarter of 2015 following the satisfaction or waiver of specified closing conditions. For additional information regarding the merger, please refer to Note (16), “Subsequent Events,” to our financial statements included in Part I, Item 1, “Financial Statements,” in our Quarterly Report on Form 10-Q for the quarter ended March 31, 2014, and our Current Report on Form 8-K that was filed with the SEC on April 30, 2014, each of which is incorporated herein by reference.
Our headquarters are located at 500 North Wakefield Drive, 2nd Floor, Newark, Delaware 19702, and our telephone number is (202) 872-2000.

THE OFFERING
Issuer
Delmarva Power & Light Company
Securities Offered
$200.0 million in aggregate principal amount of First Mortgage Bonds, 3.50% Series due November 15, 2023. There is currently outstanding $300.0 in million aggregate principal amount of bonds of this series that were issued on November 15, 2013. The bonds offered hereby will be fungible with the previously issued bonds of this series, and both the bonds offered hereby and such previously issued bonds, taken together, will be treated as a single series for all purposes.
Maturity
The bonds will mature on November 15, 2023.
Interest Rate
The interest rate on the bonds is 3.50% per year.
Interest Payment Dates
Interest on the bonds will accrue from May 15, 2014, the last date on which interest was paid on the previously issued bonds of this series. We will pay interest on each May 15 and November 15, beginning on November 15, 2014.
Security
The bonds will be secured under our existing mortgage and deed of trust, which constitutes a first lien (subject to the conditions and limitations in the instruments through which we claim title to our properties and to excepted encumbrances under the mortgage and deed of trust) on substantially all of our properties and franchises. See “Description of First Mortgage Bonds—Security” in this prospectus supplement and “Description of Debt Securities—Description of First Mortgage Bonds—Security” in the accompanying prospectus.
Optional Redemption
We may redeem all or any portion of the bonds at our option at any time at the redemption price calculated as described under “Description of First Mortgage Bonds—Optional Redemption” in this prospectus supplement, plus accrued and unpaid interest to, but not including, the redemption date.
Use of Proceeds
We estimate that the net proceeds from this offering of our bonds will be approximately $202.4 million after deducting the underwriting discount and our estimated offering expenses, and not including accrued interest on the bonds paid by the purchasers. We intend to use the net proceeds from this offering to repay outstanding commercial paper and for general corporate purposes. As of May 30, 2014, we had $163.5 million of commercial paper outstanding with a weighted average interest rate of 0.25%. See “Use of Proceeds” in this prospectus supplement.
Conflicts of Interest
Certain of the underwriters or their affiliates may hold a portion of the commercial paper that we intend to repay using the net proceeds of this offering. In such event, it is possible that one or more of the underwriters or their affiliates could receive at least 5% of the net proceeds of this offering. In the event of any such conflict of interest, such underwriter would be required to conduct the distribution of the bonds in accordance with

Rule 5121 (Public Offerings of Securities with Conflicts of Interest) of the Financial Industry Regulatory Authority, Inc., or FINRA. See “Underwriting—Conflicts of Interest” in this prospectus supplement.
Sinking Fund
None.
Risk Factors
You should refer to the “Risk Factors” section, beginning on page S-5 of this prospectus supplement, to understand the risks associated with an investment in the bonds.
Ratio of Earnings to Fixed
Charges
Set forth below is our ratio of earnings to fixed charges for the three months ended March 31, 2014, and for each of the years in the five-year period ended December 31, 2013.

Three Months Ended March 31, 2014	Year Ended December 31,
	2013	2012	2011	2010	2009
6.17	3.64	3.25	3.31	2.58	2.45

For purposes of calculating the ratio of earnings to fixed charges, earnings consist of net income before income tax expense, plus fixed charges. Fixed charges consist of interest expensed and capitalized, amortization of discounts and capitalized expenses related to indebtedness and an estimate of the interest within rental expense.

RISK FACTORS
Investing in the bonds involves risks. Before deciding to invest in the bonds, you should consider carefully the risks identified and discussed under the heading “Risk Factors” in Part I, Item 1A of our Annual Report on Form 10-K for the year ended December 31, 2013 and in Part II, Item 1A of our Quarterly Report on Form 10-Q for the quarter ended March 31, 2014, which are incorporated by reference in this prospectus supplement and the accompanying prospectus. Additionally, you should consider carefully the discussion of the risks and uncertainties that relate specifically to this offering of bonds and are set forth below as well as any additional discussion of risks and uncertainties that may be included in any other prospectus supplement or written communication that we issue in connection with this offering of bonds or in the other documents that are incorporated by reference into this prospectus supplement or the accompanying prospectus. The risk factors, risks and uncertainties we discuss in these documents are those that we currently believe may materially affect us, our operations and financial results, or the bonds. Additional risks and uncertainties not currently known to us or that we currently believe are immaterial also may have a material adverse effect on our business, financial condition or results of operations, or could adversely affect the value of the bonds offered by this prospectus supplement.
We cannot assure you that an active trading market for the bonds will develop.
We do not intend to apply for listing of the bonds on any securities exchange or automated quotation system. There can be no assurance that a trading market for the bonds will develop or, if such a market develops, be maintained. Further, there can be no assurance as to the liquidity of any market that may develop for the bonds or the ability of the bondholders to sell their bonds.
The underwriters have informed us that they intend to make a market in the bonds. However, the underwriters are not obligated to do so, and any such market-making activity may be terminated at any time without notice. If a market for the bonds does not develop, purchasers may be unable to resell the bonds for an extended period of time. Consequently, a bondholder may not be able to liquidate its investment readily, and the bonds may not be readily accepted as collateral for loans. In addition, such market-making activity will be subject to restrictions under federal securities laws.
The future trading price of the bonds is subject to fluctuation.
Future trading prices of the bonds will depend on many factors including, among other things, prevailing interest rates, the liquidity of the market for the bonds, the market for similar securities, the time remaining to maturity of the bonds and the terms related to optional redemption of the bonds. Future trading prices of the bonds also may be affected by our business, financial condition, results of operations and credit ratings and could be affected by the business, results of operations and credit ratings of our affiliates. Accordingly, there can be no assurance as to the price at which bondholders will be able to sell their bonds.

USE OF PROCEEDS
We estimate that the net proceeds from this offering of our bonds will be approximately $202.4 million after deducting the underwriting discount and our estimated offering expenses, and not including accrued interest on the bonds paid by the purchasers. We intend to use the net proceeds from this offering to repay outstanding commercial paper and for general corporate purposes. As of May 30, 2014, we had $163.5 million of commercial paper outstanding with a weighted average interest rate of 0.25%.
RATIO OF EARNINGS TO FIXED CHARGES
Set forth below is our ratio of earnings to fixed charges for the three months ended March 31, 2014, and for each of the years in the five-year period ended December 31, 2013.

	Three Months Ended March 31, 2014	Year Ended December 31,
		2013	2012	2011	2010	2009
Ratio of Earnings to Fixed Charges	6.17	3.64	3.25	3.31	2.58	2.45

For purposes of calculating the ratio of earnings to fixed charges, earnings consist of net income before income tax expense, plus fixed charges. Fixed charges consist of interest expensed and capitalized, amortization of discounts and capitalized expenses related to indebtedness and an estimate of the interest within rental expense.

SELECTED HISTORICAL FINANCIAL INFORMATION
The following table contains selected historical financial information for DPL derived from our financial statements. The selected historical financial information as of and for the three months ended March 31, 2014 and 2013 is derived from our unaudited financial statements for such quarters, and the selected historical financial information as of and for each of the years in the three-year period ended December 31, 2013 is derived from our audited financial statements as of and for such years. You should read the selected historical financial information in conjunction with the historical financial statements and related notes thereto and Management’s Discussion and Analysis of Financial Condition and Results of Operations included in our Quarterly Report on Form 10-Q for the quarter ended March 31, 2014 and in our Annual Report on Form 10-K for the year ended December 31, 2013, which are incorporated herein by reference.
Delmarva Power & Light Company

	As of and for the Three Months Ended March 31,		As of and for the Year Ended December 31,
	2014	2013	2013	2012	2011
	(in millions)
Income Statement Data
Operating revenue	$397	$370	$1,244	$1,233	$1,304
Operating expenses	326	317	1,059	1,079	1,155
Operating income	71	53	185	154	149
Net income	37	26	89	73	71
Balance Sheet Data
Cash and cash equivalents	$9	$10	$2	$6	$5
Total assets	3,675	3,341	3,581	3,282	2,959
Capitalization and Short-Term Debt
Short-term debt	$282	$175	$252	$137	$152
Current portion of long-term debt	100	250	100	250	66
Long-term debt	867	667	867	667	699
Total equity	1,061	1,011	1,044	985	852
Total Capitalization	$2,310	$2,103	$2,263	$2,039	$1,769

DESCRIPTION OF FIRST MORTGAGE BONDS
General
The following description of the terms of the bonds offered hereby summarizes certain general terms that will apply to the bonds. The bonds will be issued under a mortgage and deed of trust, between us and The Bank of New York Mellon (ultimate successor to The New York Trust Company), dated October 1, 1943, which we refer to as the mortgage. This description is not complete, and we refer you to the accompanying prospectus for a description of additional terms of the bonds and the mortgage.
The bonds offered by this prospectus supplement and the accompanying prospectus will be part of our First Mortgage Bonds, 3.50% Series due November 15, 2023, of which we issued $300.0 million in aggregate principal amount on November 15, 2013. As part of this series, the bonds offered hereby will have terms that are identical to the previously issued bonds of this series, will have the same CUSIP number and will be fungible with the previously issued bonds of this series. Upon the issuance of the bonds offered hereby, the outstanding aggregate principal amount of our First Mortgage Bonds, 3.50% Series due November 15, 2023, will be $500.0 million.
We will issue the bonds on the basis of refundable bonds that we have paid at maturity, redeemed or repurchased (other than with funds from the trust estate) and that we have not used as the basis for issuing first mortgage bonds, withdrawing cash or as a credit under the mortgage.
After giving effect to the issuance of the bonds:
•
  $930.5 million in aggregate principal amount of first mortgage bonds will be outstanding (including $80.5 million in aggregate principal amount of first mortgage bonds collateralizing certain series of outstanding variable rate demand bonds issued on our behalf and $100.0 million aggregate principal amount of first mortgage bonds collateralizing an outstanding series of our debt securities issued under another indenture);
•
  as of December 31, 2013, we had $1,515.2 million of property additions available for the purposes permitted in the mortgage, including any subsequent issuance of bonds by us under the mortgage;
•
  as of April 30, 2014, $289.7 million in aggregate principal amount of refundable bonds (previously issued and no longer outstanding) were available for the purposes permitted in the mortgage, including any subsequent issuance of bonds by us under the mortgage; and
•
  as of April 30, 2014, available property additions and refundable bonds would permit, and the net earnings test would not prohibit, the issuance of approximately $1,198.8 million in principal amount of additional bonds as long as the weighted average interest rate of the additional bonds was less than approximately 7.51%.
See “Description of Debt Securities—Description of First Mortgage Bonds—Issuance of Additional First Mortgage Bonds” in the accompanying prospectus.
The bonds will be issued in fully-registered form in denominations of $1,000 or integral multiples of $1,000 in excess thereof. The bonds will be initially issued in book-entry form through the facilities of The Depository Trust Company, also referred to as DTC, as depositary. So long as the bonds remain deposited with DTC, in DTC’s book-entry system, transfers or exchanges of beneficial interests in the bonds may be effected only through records maintained by DTC or its nominee, and payments of principal, premium, if any, and interest will be made to DTC in immediately available funds as described under “Book-Entry Only—The Depository Trust Company” in this prospectus supplement.
Maturity, Interest and Payment
The bonds will mature on November 15, 2023 and will bear interest at a rate of 3.50% per year. Interest on the bonds will be payable semi-annually on May 15 and November 15 of each year, beginning on November 15, 2014. If an interest payment date falls on a day that is a legal holiday or a day on which banking institutions are authorized by law to close, interest will be paid on the next succeeding date that is not a legal holiday or a day on which banking institutions are so authorized, with the same force and effect as if made on such interest payment date. Interest will be paid to the persons in whose names the bonds are registered at the close of business on each May 1 and November 1. However, interest payable at maturity will be paid to the person to whom the principal is paid. Interest will be calculated on the basis of a 360-day year, consisting of twelve 30-day months, and will accrue from May 15, 2014, the last date on which interest was paid on the previously issued bonds of this series. In addition to the public offering price of the bonds offered hereby that is set forth on the cover page of this prospectus supplement, purchasers of the bonds will pay accrued interest from May 15, 2014 up to but excluding the date of issuance. If not repaid at maturity, the bonds will bear interest at the highest rate of interest borne by any bonds outstanding under the mortgage until they are repaid or payment is duly provided for.
Security
The bonds will be secured, together with all other bonds now or hereafter issued, under the mortgage, by a first lien (subject to the conditions and limitations in the instruments through which we claim title to our properties, and to excepted encumbrances) on substantially all of our properties as more fully described in the accompanying prospectus under the heading “Description of Debt Securities—Description of First Mortgage Bonds—Security.”
Optional Redemption
We may redeem all or any portion of the bonds at our option, at any time prior to their maturity, at the redemption price described below. We will give notice of our intent to redeem the bonds at least 30 days, but no more than 90 days, prior to the redemption date.
If we redeem all or any part of the bonds as described above prior to August 15, 2023, we will pay a redemption price equal to the greater of:
•
  100% of the principal amount of the bonds being redeemed; and
•
  the Make-Whole Amount for the bonds being redeemed;
plus, in each case, accrued and unpaid interest on such bonds to, but not including, the redemption date. If we redeem all or any part of the bonds pursuant to the provisions thereof on or after August 15, 2023, we will pay a redemption price equal to 100% of the principal amount of the bonds being redeemed plus accrued and unpaid interest thereon.
“Comparable Treasury Issue” means the United States Treasury security selected by an Independent Investment Banker as having a maturity comparable to the remaining term of the bonds to be redeemed that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of such bonds.
“Comparable Treasury Price” means, with respect to any redemption date prior to August 15, 2023, (i) the average of the Reference Treasury Dealer Quotations for such redemption date, after excluding the highest and lowest Reference Treasury Dealer Quotations, or (ii) if the Independent Investment Banker obtains fewer than four of such Reference Treasury Dealer Quotations, the average of all such quotations.
“Independent Investment Banker” means an investment banking institution of national standing appointed by us that is not the Reference Treasury Dealer.
“Make-Whole Amount” means the sum of the present values of the remaining scheduled payments of principal of and interest (not including the portion of any scheduled payment of interest which accrued prior to the redemption date) on the bonds being redeemed, discounted to the redemption date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate plus 15 basis points.
“Reference Treasury Dealer” means a primary United States Treasury securities dealer appointed by us.
“Reference Treasury Dealer Quotations” means, with respect to any redemption date prior to August 15, 2023, the average, as determined by the Independent Investment Banker, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Independent Investment Banker by the Reference Treasury Dealer at 5:00 p.m. Eastern time on the third business day preceding such redemption date.

“Treasury Rate” means, with respect to any redemption date prior to August 15, 2023, the rate per annum equal to the semi-annual equivalent yield to maturity of the Comparable Treasury Issue, assuming a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such redemption date.
If at the time notice of redemption is given, the redemption moneys are not on deposit with the trustee, the redemption shall be subject to the receipt of such moneys on or before the redemption date, and such notice shall be of no effect unless such moneys are received.
Upon deposit of the redemption price, on and after the redemption date, interest will cease to accrue on the bonds or portions thereof called for redemption.
Additional Bonds
The bonds offered hereby are our First Mortgage Bonds, 3.50% Series due November 15, 2023, of which we issued $300.0 million in aggregate principal amount on November 15, 2013. We may from time to time, without the consent of the holders and subject to the conditions set forth in the mortgage, issue further additional bonds of this series. Any such additional bonds will have the same terms and the same CUSIP number as, and on this basis will be fungible with, the bonds being offered hereby. See “Description of Debt Securities—Description of First Mortgage Bonds—Issuance of Additional First Mortgage Bonds” in the accompanying prospectus.
Sinking Fund
There is no provision for a sinking fund applicable to the bonds.
Payment and Paying Agents
Principal, premium, if any, and interest on the bonds at maturity will be payable upon presentation of the bonds at the corporate trust office of The Bank of New York Mellon, in The City of New York, as paying agent for the bonds. We may change the place of payment on the bonds, appoint one or more additional paying agents (including us or any of our affiliates) and remove any paying agent, all at our discretion.
Book-Entry Only—The Depository Trust Company
The bonds will trade through DTC. The bonds will be issued in fully registered form and will be evidenced by one or more global bonds registered in the name of DTC’s nominee, Cede & Co. The global bonds will be deposited with the trustee as custodian for DTC.
DTC is a New York limited-purpose trust company, a New York banking organization, a member of the Federal Reserve System, a New York clearing corporation and a clearing agency registered under Section 17A of the Exchange Act. DTC holds securities for its participants and also facilitates post-trade settlement of securities transactions among its participants through electronic computerized book-entry changes in the participants’ accounts, thereby eliminating the need for physical movement of securities certificates. DTC participants include securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. DTC is a wholly-owned subsidiary of The Depository Trust & Clearing Corporation, or DTCC. DTCC is the holding company for DTC, National Securities Clearing Corporation and Fixed Income Clearing Corporation, all of which are registered clearing agencies. DTCC is owned by the users of its regulated subsidiaries. Access to the DTC system is also available to others such as U.S. and non-U.S. securities brokers and dealers, banks, trust companies and clearing corporations that clear through or maintain a custodial relationship with a direct participant, either directly or indirectly. The rules that apply to DTC and those using its system are on file with the SEC.
Purchases of the bonds within the DTC system must be made by or through participants, which will receive a credit for the bonds on DTC’s records. The beneficial ownership interest of each purchaser will be recorded on the participants’ records. Beneficial owners will not receive written confirmation from DTC of their purchases, but beneficial owners should receive written confirmations of the transactions, as well as periodic statements of their holdings, from the participants through which they purchased bonds. Transfers of ownership interests in the bonds are to be accomplished by entries made on the books of participants acting on behalf of beneficial owners. Beneficial owners will not receive certificates for their bonds, except in the event that the use of the book-entry system for the bonds is discontinued.
To facilitate subsequent transfers, all bonds deposited by participants with DTC are registered in the name of DTC’s nominee, Cede & Co. The deposit of the bonds with DTC and their registration in the name of Cede & Co. does not effect any change in beneficial ownership. DTC has no knowledge of the actual beneficial owners of the bonds; DTC’s records reflect only the identity of the participants to whose accounts such bonds are credited, which may or may not be the beneficial owners. Participants will remain responsible for keeping account of their holdings on behalf of their customers.
Conveyance of notices and other communications by DTC to participants, among participants, and by participants to beneficial owners, will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.
Redemption notices will be sent to DTC. If less than all of the bonds are being redeemed, DTC’s practice is to determine by lot the amount of the interest of each participant in such issue to be redeemed.
Neither DTC, nor Cede & Co., will itself consent or vote with respect to the bonds. Under its usual procedures, DTC mails an omnibus proxy to us as soon as possible after the record date. The omnibus proxy assigns the voting or consenting rights of Cede & Co. to those participants to whose accounts the bonds are credited on the record date.
Payments of redemption proceeds, principal of and interest on the bonds will be made to Cede & Co. DTC’s practice is to credit participants’ accounts upon DTC’s receipt of funds and corresponding detail information from us, on the payable date in accordance with their respective holdings shown on DTC’s records. Payments by participants to beneficial owners will be governed by standing instructions and customary practices and will be the responsibility of participants and not of DTC, the trustee or us, subject to any statutory or regulatory requirements that may be in effect from time to time. Payment of redemption proceeds, principal and interest to Cede & Co. is our responsibility. Disbursement of payments to participants is the responsibility of DTC, and disbursement of payments to the beneficial owners is the responsibility of participants.
A beneficial owner will not be entitled to receive physical delivery of the bonds. Accordingly, each beneficial owner must rely on the procedures of DTC to exercise any rights under the bonds.
DTC may discontinue providing its services as securities depository with respect to the bonds at any time by giving us or the trustee reasonable notice. In the event that a successor securities depository is not obtained, certificates for the bonds will be printed and delivered.
The information in this section concerning DTC and DTC’s book-entry system has been obtained from sources that we believe to be reliable, but neither we nor the underwriters take any responsibility for the accuracy of this information.

UNDERWRITING
Under the terms and subject to the conditions set forth in the purchase agreement between us and the underwriters named below, for which Morgan Stanley & Co. LLC and SunTrust Robinson Humphrey, Inc. are acting as representatives, we have agreed to sell to the underwriters, and each of the underwriters has agreed to severally purchase from us, the principal amount of the bonds set forth opposite its name in the table below.

Underwriter	Principal Amount
Morgan Stanley & Co. LLC	$48,750,000
SunTrust Robinson Humphrey, Inc.	48,750,000
Merrill Lynch, Pierce, Fenner & Smith Incorporated	48,750,000
Scotia Capital (USA) Inc.	48,750,000
Loop Capital Markets LLC	5,000,000
Total	$200,000,000

The purchase agreement provides that the underwriters are obligated to purchase all of the bonds if any are purchased. The purchase agreement also provides that if one or more underwriters default, the purchase commitments of non-defaulting underwriters may be increased or the offering of bonds may be terminated.
The offering of bonds by the underwriters is subject to the receipt of the bonds from us and is subject to the underwriters’ right to reject any order in whole or in part.
The underwriters propose to offer the bonds initially at the public offering price on the cover page of this prospectus supplement and to the selling group members at that price less a selling concession of 0.40% of the principal amount per bond. The underwriters and selling group members may allow a discount of 0.20% of the principal amount per bond on sales to other broker-dealers. After the initial public offering, the underwriters may change the public offering price, selling concession and discount to broker-dealers.
We estimate that our expenses for this offering, excluding the underwriting discount, will be approximately $500,000, together with an estimated $100,000 in recordation taxes and filing fees.
There is currently outstanding $300.0 million in aggregate principal amount of bonds of this series that were issued on November 15, 2013. The bonds offered hereby will be fungible with the previously issued bonds of this series, and both the bonds offered hereby and such previously issued bonds, taken together, will be treated as a single series for all purposes. Upon the issuance of the bonds offered hereby, the outstanding aggregate principal amount of bonds of this series will be $500.0 million.
We do not intend to apply for listing of the bonds on any securities exchange or automated quotation system. One or more of the underwriters intends to make a secondary market for the bonds. However, they are not obligated to do so and may discontinue making a secondary market for the bonds at any time without notice. No assurance can be given as to how liquid the trading market for the bonds will be or that an active public market for the bonds will develop or be maintained. If an active public trading market for the bonds does not develop, the market price and liquidity of the bonds may be adversely affected.
We have agreed to indemnify the several underwriters against liabilities, including but not limited to liabilities under the Securities Act, or contribute to payments which the underwriters may be required to make in that respect.
In connection with the offering, the underwriters may engage in stabilizing transactions, over-allotment transactions, syndicate covering transactions and penalty bids in accordance with Regulation M under the Exchange Act.
•
  Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum.

•
  Over-allotment involves sales by the underwriters of bonds in excess of the principal amount of bonds the underwriters are obligated to purchase, which creates a syndicate short position.
•
  Syndicate covering transactions involve purchases of the bonds in the open market after the distribution has been completed in order to cover syndicate short positions. A short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of the bonds in the open market after pricing that could adversely affect investors who purchase in the offering.
•
  Penalty bids permit the underwriters to reclaim a selling concession from a syndicate member when the bonds originally sold by the syndicate member are purchased in a stabilizing transaction or a syndicate covering transaction to cover syndicate short positions.
These stabilizing transactions, syndicate covering transactions and penalty bids may have the effect of raising or maintaining the market price of the bonds or preventing or retarding a decline in the market price of the bonds. As a result the price of the bonds may be higher than the price that might otherwise exist in the open market. These transactions, if commenced, may be discontinued at any time without notice.
In the ordinary course of business, the underwriters and their respective affiliates have from time to time performed and may in the future perform various financial advisory, commercial banking, investment banking, asset leasing and treasury services for us and our affiliates, for which they received, or will continue to receive, customary fees or compensation. In addition, affiliates of certain of the several underwriters are lenders under our primary credit facility and are dealers under our commercial paper program.
The underwriters and their respective affiliates may also, in the ordinary course of their various business activities, make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers, and such investment and securities activities may involve securities and instruments of ours or our affiliates. Certain of the underwriters and their affiliates that have a lending relationship with us routinely hedge, and certain other of those underwriters or their affiliates may hedge, their credit exposure to us consistent with their customary risk management policies. Typically, these underwriters and their affiliates would hedge such exposure by entering into transactions which consist of either the purchase of credit default swaps or the creation of short positions in our securities, including potentially the bonds offered hereby. Any such credit default swaps or short positions could adversely affect future trading prices of the bonds offered hereby. The underwriters and their respective affiliates may also make investment recommendations or publish or express independent research views in respect of such securities or financial instruments and may at any time hold, or recommend to clients that they acquire, long or short positions in such securities and instruments.
We expect that delivery of the bonds offered hereby will be made against payment therefor on or about the closing date specified on the cover page of this prospectus supplement, which will be the fifth business day following the date of pricing of the bonds (this settlement cycle being referred to as “T+5”). Under Rule 15c6-1 of the Exchange Act, trades in the secondary market are generally required to settle in three business days unless the parties to that trade expressly agree otherwise. Accordingly, purchasers who wish to trade the bonds on the date of the pricing of the bonds or the next succeeding business day will be required, by virtue of the fact that the bonds initially will settle in T+5, to specify an alternative settlement cycle at the time of any such trade to prevent a failed settlement and should consult their own advisors.
Conflicts of Interest
Certain of the underwriters or their affiliates may hold a portion of the commercial paper that we intend to repay using the net proceeds of this offering. In such event, it is possible that one or more of the underwriters or their affiliates could receive at least 5% of the net proceeds of the offering, and in that case such underwriter would be deemed to have a conflict of interest under FINRA Rule 5121 (Public Offerings of Securities with Conflicts of Interest). In the event of any such conflict of interest, such underwriter would be required to conduct the distribution of the bonds in accordance with FINRA Rule 5121. If the distribution is conducted in accordance with FINRA Rule 5121, such underwriter would not be permitted to confirm a sale to an account over which it exercises discretionary authority without first receiving specific written approval from the account holder.

LEGAL MATTERS
Certain legal matters in connection with the offering of the bonds will be passed upon for us by Kevin C. Fitzgerald, Esq., one of our directors and our and PHI’s Executive Vice President and General Counsel, and by Covington & Burling LLP, Washington, D.C. As of May 22, 2014, Mr. Fitzgerald beneficially owned 1,487 shares of PHI common stock and 82,257 PHI time-based restricted stock units. Each time-based restricted stock unit entitles the holder to receive one share of PHI common stock upon specified terms and conditions. Hunton & Williams LLP, New York, New York, is counsel for the underwriters in connection with this offering and from time to time represents PHI and certain of our other affiliates.
EXPERTS
The financial statements and financial statement schedule incorporated in this prospectus supplement by reference to DPL’s Annual Report on Form 10-K for the year ended December 31, 2013 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.
WHERE YOU CAN FIND MORE INFORMATION
We file annual, quarterly and current reports with the SEC. Our SEC filings are available to the public over the Internet free of charge on PHI’s website (http://www.pepcoholdings.com) as soon as reasonably practicable after such documents are electronically filed with or furnished to the SEC, and at the SEC’s website (http://www.sec.gov). Information on PHI’s website is not a part of this prospectus supplement or the accompanying prospectus. You may also read and copy any document we file at the SEC’s Public Reference Room, which is located at 100 F Street, N.E., Washington, D.C. 20549. You can obtain further information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330.
This prospectus supplement is a part of a registration statement on Form S-3 filed with the SEC under the Securities Act. It does not contain all of the information that is important to you. You should read the registration statement for further information about us and the bonds we are offering. Statements contained in this prospectus supplement concerning the provisions of any document filed as an exhibit to the registration statement or otherwise filed with the SEC highlight selected information, and in each instance reference is made to the copy of the document filed.
The SEC allows us to “incorporate by reference” the information we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus supplement, and information that we file later with the SEC will automatically update and may supersede this information. We incorporate by reference the documents listed below that we have filed with the SEC and any future filing that we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (other than any portion of any such documents that is furnished, rather than filed, by us in accordance with the rules of the SEC under the Exchange Act) until the offering of the bonds described in this prospectus supplement is terminated:
•
  our Annual Report on Form 10-K for the year ended December 31, 2013, filed with the SEC on February 28, 2014 (File No. 001-01405);
•
  our Quarterly Report on Form 10-Q for the quarter ended March 31, 2014 filed with the SEC on May 7, 2014 (File No. 001-01405); and
•
  our Current Reports on Form 8-K, filed with the SEC on March 4, 2014, April 4, 2014, April 30, 2014, and May 20, 2014 (File No. 001-01405).
If you request, orally or in writing, copies of any of the documents incorporated by reference, we will send you the copies you requested at no charge. However, we will not send exhibits to such documents unless such exhibits are specifically incorporated by reference in such documents. You should direct written requests for such copies to Delmarva Power & Light Company, c/o Pepco Holdings, Inc., 701 Ninth Street, N.W., Washington, D.C. 20068, attention Corporate Secretary. The telephone number is (202) 872-2000.

PROSPECTUS

Delmarva Power & Light Company
Debt Securities

This prospectus relates to debt securities that we may offer from time to time. The securities may be offered in one or more series and in an amount or number, at prices and on other terms and conditions to be determined at the time of sale and described in a prospectus supplement accompanying this prospectus. This prospectus may not be used to sell securities unless accompanied by a prospectus supplement.
We may offer and sell the securities on a continuous or delayed basis to or through one or more underwriters, dealers or agents, or directly to purchasers.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is August 30, 2013.

This prospectus is part of a registration statement we filed with the Securities and Exchange Commission, or the SEC. You should rely only on the information we have provided or incorporated by reference in this prospectus and the accompanying prospectus supplement. We have not authorized anyone to provide you with additional or different information. We are not making an offer to sell or soliciting an offer to buy these securities in any jurisdiction where the offer or solicitations not permitted. You should assume that the information in this prospectus or the accompanying prospectus supplement is accurate only as of the date on the front of that document and that any information contained in a document incorporated by reference is accurate only as of the date of that incorporated document.

ABOUT THIS PROSPECTUS
This prospectus is part of a registration statement on Form S-3 that we filed with the SEC under the Securities Act of 1933, as amended (the “Securities Act”), utilizing an automatic shelf registration process. We may use this prospectus to offer and sell from time to time any one or a combination of the securities described in this prospectus in one or more offerings. This prospectus provides you with a general description of the securities we may offer. Each time we sell securities, we will describe in an accompanying prospectus supplement the type, amount or number and other terms and conditions of the securities being offered, the price at which the securities are being offered, and the plan of distribution for the securities. The specific terms of the offered securities may vary from the general terms of the securities described in this prospectus, and accordingly the description of the securities contained in this prospectus is subject to, and qualified by reference to, the specific terms of the offered securities contained in the accompanying prospectus supplement. The prospectus supplement may also add, update or change information contained in this prospectus, including information about us. Therefore, for a complete understanding of the offered securities, you should read both this prospectus and the prospectus supplement together with additional information described under the heading “Where You Can Find More Information.”
For more detailed information about the securities, you can also read the exhibits to the registration statement. Those exhibits may be filed with the registration statement or may be incorporated by reference to earlier SEC filings listed in the registration statement or subsequent filings that we may make under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).
In this prospectus, unless the context indicates otherwise, the words “DPL,” “the company,” “we,” “our,” “ours” and “us” refer to Delmarva Power & Light Company.
FORWARD-LOOKING STATEMENTS
Some of the statements contained in this prospectus or any accompanying prospectus supplement, or any information incorporated by reference herein or therein, are forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act, and are subject to the safe harbor created thereby under the Private Securities Litigation Reform Act of 1995. These statements include declarations regarding our intents, beliefs, estimates and current expectations. In some cases, you can identify forward-looking statements by terminology such as “may,” “might,” “will,” “should,” “could,” “expects,” “intends,” “assumes,” “seeks to,” “plans,” “anticipates,” “believes,” “projects,” “estimates,” “predicts,” “potential,” “future,” “goal,” “objective,” or “continue” or the negative of such terms or other variations thereof or comparable terminology, or by discussions of strategy that involve risks and uncertainties. Forward-looking statements involve estimates, assumptions, known and unknown risks, uncertainties and other factors that may cause our actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by such forward-looking statements. Therefore, forward-looking statements are not guarantees or assurances of future performance, and actual results could differ materially from those indicated by the forward-looking statements.
The forward-looking statements contained in this prospectus or any accompanying prospectus supplement, or any information incorporated by reference herein or therein, are qualified in their entirety by reference to the following important factors, which are difficult to predict, contain uncertainties, are beyond our control and may cause actual results to differ materially from those contained in forward-looking statements:
•
  changes in governmental policies and regulatory actions affecting the energy industry, including allowed rates of return, industry and rate structure, acquisition and disposal of assets and facilities, operation and construction of transmission and distribution facilities and the recovery of purchased power expenses;
•
  the outcome of pending and future rate cases and other regulatory proceedings, including (i) challenges to our base return on equity and the application of the formula rate process previously established by the Federal Energy Regulatory Commission, or FERC, for transmission services provided by us; (ii) challenges raised in our FERC proceeding seeking, among other things, recovery of all prudently incurred abandonment costs associated with the Mid-Atlantic Power Pathway project and the full return on equity previously approved by FERC with respect to such costs; and (iii) other possible disallowances of recovery of costs and expenses;
•
  the expenditures necessary to comply with regulatory requirements, including regulatory orders, and to implement reliability enhancement, emergency response and customer service improvement programs;
•
  possible fines, penalties or other sanctions assessed by regulatory authorities against us;
•
  the impact of adverse publicity and media exposure which could render us vulnerable to negative customer perception and could lead to increased regulatory oversight or other sanctions;
•
  weather conditions affecting usage and emergency restoration costs;
•
  population growth rates and changes in demographic patterns;
•
  changes in customer energy demand due to conservation measures and the use of more energy-efficient products;
•
  general economic conditions, including the impact of an economic downturn or recession on energy usage;
•
  changes in and compliance with environmental and safety laws and policies;

•
  changes in tax rates or policies;
•
  changes in rates of inflation;
•
  changes in accounting standards or practices;
•
  unanticipated changes in operating expenses and capital expenditures;
•
  rules and regulations imposed by, and decisions of, federal and/or state regulatory commissions, PJM Interconnection, LLC, the North American Electric Reliability Corporation, and other applicable electric reliability organizations;
•
  legal and administrative proceedings (whether civil or criminal) and settlements that affect our business and profitability;
•
  interest rate fluctuations and the impact of credit and capital market conditions on the ability to obtain funding on favorable terms; and
•
  effects of geopolitical and other events, including the threat of domestic terrorism or cyber attacks.
These forward-looking statements are also qualified by, and should be read together with, the risk factors and other cautionary statements included in our Annual Report on Form 10-K for the year ended December 31, 2012, our Quarterly Report on Form 10-Q for the quarter ended June 30, 2013, and our other filings with the SEC, which are incorporated by reference into this prospectus. Investors should refer to these factors and statements in evaluating the forward-looking statements contained in this prospectus or any accompanying prospectus supplement, or any information incorporated by reference herein or therein.
Any forward-looking statements speak only as of the date of the document in which they are contained and we do not undertake any obligation to update any forward-looking statements to reflect events or circumstances after the date on which such statements are made or to reflect the occurrence of unanticipated events. New factors emerge from time to time, and it is not possible for us to predict all such factors. Furthermore, it may not be possible to assess the impact of any such factor on our business or the extent to which any factor, or combination of factors, may cause results to differ materially from those contained in any forward-looking statement. The foregoing factors should not be construed as exhaustive.

DELMARVA POWER & LIGHT COMPANY
We are a regulated public utility engaged in the transmission, distribution and default supply of electricity in Delaware and in Caroline, Cecil, Dorchester, Harford, Kent, Queen Anne’s, Somerset, Talbot, Wicomico and Worcester counties in Maryland. Our electric distribution service territory covers approximately 5,000 square miles and, as of December 31, 2012, had a population of approximately 1.4 million. As of December 31, 2012, we distributed electricity to approximately 503,000 customers, of which approximately 303,000 were located in Delaware and approximately 200,000 were located in Maryland. In 2012, we distributed a total of 12,641,000 megawatt hours of electricity, of which 33% was distributed within our Maryland service territory and 67% within our Delaware service territory. Approximately 40% of the total megawatt hours were delivered to residential customers, 41% to commercial customers, and 19% to industrial customers.
Our electricity distribution facilities are regulated by the Delaware Public Service Commission, or the DPSC, and the Maryland Public Service Commission, or the MPSC. The rates we are paid for the delivery of electricity in Delaware and Maryland are established by the DPSC and the MPSC, respectively.
Our electricity transmission facilities, and the rates for which we are paid for the transmission of electricity over those facilities, are regulated by FERC. These transmission facilities are interconnected with the transmission facilities of contiguous utilities and are part of an interstate power transmission grid over which electricity is transmitted throughout the mid-Atlantic portion of the United States and parts of the Midwest. We are a member of the PJM Regional Transmission Organization, or PJM RTO, the regional transmission organization designated by FERC to coordinate the movement of wholesale electricity within its region.
We also supply electricity at regulated rates to retail customers in our service territories who do not elect to purchase electricity from a competitive supplier, which is referred to in this prospectus as default supply. We purchase the power supply required to satisfy our default supply obligations from wholesale suppliers under contracts entered into in accordance with competitive bid procedures approved by the DPSC and the MPSC. We are also obligated to provide a type of default supply, known as Hourly Priced Service, or HPS, to large Delaware and Maryland customers. Power to supply HPS customers is acquired in next-day and other short-term PJM RTO markets.
DPL also supplies and delivers natural gas to retail customers and provides transportation-only services to retail customers that purchase natural gas from another supplier. DPL’s natural gas service territory consists of a major portion of New Castle County in Delaware. This service territory covers approximately 275 square miles and, as of December 31, 2012, had a population of approximately 500,000. As of December 31, 2012, DPL delivered natural gas to approximately 125,000 customers. In 2012, DPL delivered 16,815,000 Mcf (thousand cubic feet) of natural gas to customers in its Delaware service territory, of which 38% were sales to residential customers, 22% to commercial customers, less than 1% to industrial customers and 40% to customers receiving a transportation-only service. Intrastate transportation customers pay DPL distribution service rates approved by the DPSC.

We are a wholly owned subsidiary of Pepco Holdings, Inc., or PHI. PHI is a holding company that, through its regulated utility subsidiaries, including us, Potomac Electric Power Company and Atlantic City Electric Company, is engaged primarily in the transmission, distribution and default supply of electricity and, to a lesser extent, the delivery and supply of natural gas.
PHI is a publicly held company. PHI and DPL both file periodic reports and other documents with the SEC. Many of the members of our Board of Directors and many of our officers are officers of PHI. Our headquarters are located at 500 North Wakefield Drive, 2nd Floor, Newark, Delaware 19702, and our telephone number is (202) 872-2000.
USE OF PROCEEDS
We intend to use the net proceeds from the sale of the securities offered by this prospectus as described in the accompanying prospectus supplement.
RATIO OF EARNINGS TO FIXED CHARGES
Set forth below is our ratio of earnings to fixed charges for the six months ended June 30, 2013, and for each year in the five-year period ended December 31, 2012.

	Six Months Ended June 30,	Year Ended December 31,
	2013	2012	2011	2010	2009	2008
Ratio of Earnings to Fixed Charges	3.25	3.25	3.31	2.58	2.45	3.63

For purposes of calculating the ratio of earnings to fixed charges, earnings consist of net income, plus taxes based on income, plus fixed charges, which consist of interest expense, capitalized interest and interest factor in rentals.
DESCRIPTION OF DEBT SECURITIES
The following is a general description of the debt securities that we may offer pursuant to this prospectus, which may be either first mortgage bonds or other debt securities. The particular terms of any debt securities and the extent, if any, to which these general provisions will not apply to such debt securities will be described in the prospectus supplement relating to the debt securities. We may also sell hybrid securities that combine certain features of debt securities described in this prospectus.
We may issue:
•
  first mortgage bonds in one or more series under the Mortgage and Deed of Trust, dated October 1, 1943, between us and The Bank of New York Mellon, as trustee (as ultimate successor in such capacity to The New York Trust Company) (referred to herein as the mortgage trustee), as amended and supplemented from time to time, including by means of supplemental indentures setting forth the terms of first mortgage bonds issued under the mortgage or the description of after-acquired property that has become subject to the lien of the mortgage (referred to herein as the mortgage); and
•
  debt securities other than first mortgage bonds (referred to herein as other debt securities) in one or more series under the Indenture, dated as of November 1, 1988, between us and The Bank of New York Mellon Trust Company, N.A., ultimate successor to Manufacturers Hanover Trust Company, as trustee. In this prospectus we refer to the indenture as the note indenture, and we refer to the trustee under the note indenture as the note trustee.
The statements set forth below are summaries of the material terms of the mortgage and the note indenture. In addition to this summary, you are urged to review the mortgage and the note indenture, which are incorporated by reference as exhibits to the registration statement of which this prospectus is a part.
As of the date of this prospectus, we have outstanding:
•
  $571.5 million in aggregate principal amount of first mortgage bonds issued under the mortgage (including $71.5 million in aggregate principal amount of first mortgage bonds collateralizing certain series of outstanding variable rate demand bonds issued on our behalf, but not including $100.0 million in aggregate principal amount of first mortgage bonds collateralizing an outstanding series of debt securities issued under the note indenture); and
•
  $340.0 million in aggregate principal amount of debt securities issued under the note indenture.
Description of First Mortgage Bonds
The following description of the first mortgage bonds sets forth certain general terms and provisions of the first mortgage bonds that we may offer pursuant to this prospectus, which we refer to as new bonds. The form of supplemental indenture to be used in connection with each issuance of new bonds has been filed as an exhibit to the registration statement of which this prospectus is a part.
General
The prospectus supplement relating to a particular offering of new bonds will describe the terms of the new bonds, including:
(i)
  the designation and aggregate principal amount of the new bonds;
(ii)
  the date on which the new bonds will mature;

(iii)
  the rate per annum at which the new bonds will bear interest, or the method of determining such rate;
(iv)
  the dates on which the interest will be payable;
(v)
  any redemption terms; and
(vi)
  other specific terms applicable to the new bonds not inconsistent with the provisions of the mortgage.
Payment of Principal and Interest
We will pay principal, premium, if any, and interest on the new bonds in immediately available funds at the corporate trust office of The Bank of New York Mellon or at the office of any other paying agent that we may designate. (Mortgage, Section 5.03)
Registration and Transfer
We will issue the new bonds only in fully registered form without coupons. Unless the prospectus supplement states otherwise, we will issue the new bonds in denominations of $1,000 or any integral multiple thereof. As more fully described below under the heading “Book-Entry Debt Securities,” we may issue the new bonds of any series in the form of book-entry securities, which will be deposited with, or on behalf of, a depositary identified in the prospectus supplement relating to such series and registered in the name of the depositary or its nominee.
So long as any first mortgage bonds are outstanding, we must maintain an office or agency where holders can present or surrender first mortgage bonds for payment or for transfer or exchange and where holders can serve notices and demands to or upon us. (Mortgage, Sections 2.03 and 5.03) We have designated the corporate trust office of The Bank of New York Mellon in the City of New York as our agent for these purposes. We will not impose charges on any transfer or exchange, other than as may be required for the payment of any taxes or other governmental charges incident thereto. (Mortgage, Section 2.03)
No Sinking Fund
Unless the prospectus supplement states otherwise, there will be no improvement or sinking fund for the new bonds.
Maintenance Fund
If the cumulative amount we have expended for property additions subsequent to October 15, 1943 is at the end of each calendar year less than the minimum provision for property retirements or depreciation for the same period (calculated as specified in the mortgage), we are required to deposit with the mortgage trustee cash in an amount equal to the deficiency, less any available maintenance credit, on or before the next succeeding April 30. As an alternative to the deposit of cash, we may instead elect to reduce by an equal amount the principal balance of retired first mortgage bonds that have not previously been used as the basis for issuing first mortgage bonds, the withdrawal of cash or as a credit under the mortgage. (Mortgage, Section 5.08)
Highly Leveraged Transactions
The mortgage does not contain any covenants or other provisions that specifically are intended to afford holders of the new bonds special protection in the event of a highly leveraged transaction.
Security
The new bonds will be secured equally with all other first mortgage bonds outstanding or hereinafter issued under the mortgage (except as any sinking fund may afford additional security for a particular series) by the lien of the mortgage which constitutes a first lien on substantially all of our real and personal property and franchises, other than the following:
(i)
  cash;
(ii)
  shares of stock and obligations (including bonds, notes and other securities) unless specifically pledged;
(iii)
  goods, wares, merchandise, equipment, materials or supplies held or acquired for the purpose of sale or resale in the usual course of business or for consumption by us in the operation of our properties; and
(iv)
  judgments, contracts, accounts and choses in action, the proceeds of which we are not required to deposit with the mortgage trustee;
provided, that if there is a completed default under the mortgage and the mortgage trustee or a receiver takes possession of the mortgaged property as provided under the mortgage, the property described in clauses (iii) and (iv) will cease to be excepted from the lien of the mortgage to the extent permitted by law.
The lien of the mortgage is subject to (a) the conditions and limitations in the instruments through which we claim title to our properties, (b) excepted encumbrances (as defined in the mortgage), and (c) the prior lien of the mortgage trustee for its reasonable compensation, expenses and liability. The lien of the mortgage is subject further to the qualification that where payments for rights-of-way on or under private property for transmission and distribution lines and mains were minor in amount, no examination of underlying titles as to rights-of-way have been made.
The lien of the mortgage also extends to after-acquired property (other than the excluded property described above), including property acquired as a result of a merger or consolidation. However, after-acquired property may be subject to liens existing or placed thereon at the time of acquisition and, in certain circumstances, to liens attaching to such property prior to the recording and/or filing of an instrument specifically describing such property as being subject to the lien of the mortgage. The after-acquired property clause may not be effective as to property acquired subsequent to the filing of a case with respect to us under the federal bankruptcy code.
Issuance of Additional First Mortgage Bonds
Subject to the limitations described in the following paragraph, we may issue additional first mortgage bonds ranking equally with the new bonds in an aggregate amount of up to:
•
  60% of the sum of the cost or then fair value to us (whichever is less) of the bondable value of property additions we have constructed or acquired after October 15, 1943;
•
  the aggregate principal amount of refundable prior lien bonds theretofore or then retired that we have not previously used as the basis for issuing first mortgage bonds, withdrawing cash or as a credit under the mortgage;
•
  the aggregate principal amount of any first mortgage bonds theretofore issued and then or thereafter retired that we have not previously used as the basis for issuing first mortgage bonds, withdrawing cash or as a credit under the mortgage; or
•
  the amount of cash deposited with the mortgage trustee in respect of the issuance of the additional first mortgage bonds.
(Mortgage, Article IV)
Property additions include property that is used or useful for the business of generating, manufacturing, purchasing or otherwise acquiring, transmitting, distributing or supplying electricity or gas or steam or hot water for power or heat or other purposes. To qualify as a property additions, the property must be located in the States of Delaware or Maryland or the Commonwealth of Virginia or states contiguous thereto. (Mortgage, Section 1.03).
We cannot issue additional first mortgage bonds unless our net earnings (as defined by the mortgage) for any 12 consecutive calendar months during the immediately preceding 15 calendar months have been at least two times the annual interest requirement on the new bonds to be issued and all other first mortgage bonds and prior lien bonds then outstanding. This limitation does not apply if the first mortgage bonds are being issued on the basis of refundable prior lien bonds or retired bonds if the interest rate of the new bonds is higher than that of the refundable prior lien bonds or retired bonds, unless the maturity date of the refundable prior lien bonds or retired bonds is less than two years after the authentication and delivery of the new bonds. (Mortgage, Sections 1.06 and 4.08)
Release of Property
As long as we are not in default in the payment of interest on any outstanding first mortgage bonds and no completed defaults have occurred and are continuing under the mortgage, we may obtain the release from the lien of the mortgage of property that we have sold, exchanged or contracted to sell or exchange by reducing the amount of bondable property additions or retired bonds that otherwise could be the basis for issuing new bonds under the mortgage. We also may obtain the release of property from the lien of the mortgage by depositing with the mortgage trustee (i) cash, (ii) purchase money obligations that we receive as consideration for and secured by the property to be released or (iii) the fair value of any property additions that we acquire as consideration for the property to be released in an amount at least equal to the fair value of the property to be released. Purchase money obligations may only be used as the basis for releasing property under the mortgage to the extent that (i) the principal amount thereof does not exceed 60% of the fair value of the bondable property to be released and (ii) the aggregate amount of such purchase money obligations, when combined with all other purchase money obligations used as the basis for releasing property, does not exceed 20% of the sum of all outstanding first mortgage bonds plus all new bonds that could be issued on the basis of property additions, refundable prior lien bonds and retired bonds under the mortgage. (Mortgage, Section 9.03)
We may, without release by the mortgage trustee, (i) dispose of any obsolete property upon replacing such property with other property of at least equal value or (ii) surrender or modify any right, power, franchise, license or permit as our board of directors determines is desirable in the conduct of our business and does not impair the security for the then outstanding first mortgage bonds. (Mortgage, Section 9.02)
Cash may be used by the mortgage trustee, at our discretion, to redeem or purchase outstanding first mortgage bonds at a purchase price not exceeding the current redemption price of the first mortgage bonds or, if the first mortgage bonds are not redeemable prior to maturity at a price of not more than 105% of the principal amount thereof. Any cash that is not withdrawn, used or applied within the three year period after it is deposited with the mortgage trustee, must be used by the mortgage trustee to redeem or repurchase outstanding first mortgage bonds. (Mortgage, Sections 8.06 and 9.06)
Withdrawal of Cash Deposited with Mortgage Trustee
As long as we are not in default in the payment of interest on any outstanding first mortgage bonds and no completed defaults have occurred and are continuing under the mortgage, we may withdraw cash deposited with the mortgage trustee to obtain the release of property or for other purposes:
•
  in an amount equal to the bondable value of property additions that we elect to make the basis of a withdrawal pursuant to the terms of the mortgage; and
•
  by reducing by an equal amount the principal amount of refundable prior lien bonds and retired bonds that we have not previously used as the basis for issuing first mortgage bonds, withdrawing cash or as a credit under the mortgage.
(Mortgage, Section 9.06)

Dividend Restrictions on Common Stock
The mortgage prohibits us from declaring or paying any dividend on our common stock or making distributions to our common stockholders (other than dividends or distributions solely in shares of common stock) or purchasing or otherwise acquiring our common stock for value, unless after the payment of such dividend or the making of such distribution, purchase or acquisition, the provision for property retirements or depreciation made during the period from October 15, 1943 to the end of the calendar year preceding the date of such payment, distribution, purchase or acquisition, plus our earned surplus accumulated on and after October 15, 1943 is not less than the aggregate minimum provision for property retirements or depreciation for the period from October 15, 1943 to the end of the calendar year preceding the date of such payment distribution, purchase or acquisition (calculated as specified in the mortgage). (Mortgage, Section 5.25)
Consolidation, Merger or Transfer of Assets
Nothing in the mortgage or terms of the first mortgage bonds prevents us from:
(i)
  consolidating with another corporation;
(ii)
  merging into another corporation; or
(iii)
  conveying, transferring or leasing, subject to the lien of the mortgage, all or substantially all of our property subject to the lien of the mortgage as an entirety or substantially as an entirety;
provided that:
(i)
  the terms of the transaction do not impair the lien or security of the mortgage or the rights and powers of the mortgage trustee or the holders of first mortgage bonds;
(ii)
  if we consolidate, merge into another corporation, or convey or transfer our property as an entirety or substantially as an entirety, or enter into a lease the term of which extends beyond the date of maturity of any outstanding first mortgage bonds, the successor corporation is required to assume by supplemental indenture all of our obligations under the mortgage and on the outstanding first mortgage bonds; and
(iii)
  if we lease our property as an entirety or substantially as an entirety, the lease must be subject to immediate termination by the mortgage trustee at any time during the continuance of a completed default under the mortgage.
(Mortgage, Sections 13.01 and 13.02).
If we consolidate with or merge into any other corporation, or convey or transfer our property as an entirety or substantially as an entirety, the mortgage will not (unless the successor corporation elects otherwise) be or become a lien upon any of the properties or franchises owned by the successor corporation, except for:

(i)
  those properties acquired from us and property that the successor corporation shall thereafter acquire or construct that forms an integral part of, and is essential to the use or operation of, the property subject to the lien of the mortgage;
(ii)
  property used by the successor corporation as the basis for authentication of first mortgage bonds, the withdrawal of cash or the release of property under the mortgage, or
(iii)
  such franchises, repairs and additional property as may be acquired, made or constructed by the successor corporation (a) to maintain, renew and preserve the franchises covered by the mortgage and to maintain the mortgaged property as an operating system in good repair, working order and condition or (b) in accordance with any covenant or condition under the mortgage that we are required to perform or observe.
(Mortgage, Section 13.03)
Although there is a limited body of case law interpreting the phrases “substantially all” and “as an entirety,” there is no precise established definition of these phrases under applicable law. As a result of this uncertainty:
(i)
  there could be a disagreement between us and the holders of first mortgage bonds over whether, as a condition to a conveyance, transfer or lease of our properties and assets, the successor entity is required to assume our obligations under the mortgage and, consequently, whether a failure to assume such obligations would result in an event of default under the mortgage;
(ii)
  in the event that the holders of first mortgage bonds attempt to declare a completed default under the mortgage and exercise their acceleration rights under the mortgage in such circumstances and we contest such action, there can be no assurance as to how a court interpreting applicable law would interpret the phrases; and
(iii)
  it may be difficult for holders of first mortgage bonds to declare a completed default under the mortgage and exercise their acceleration rights.
Modification
Modifications Without Consent
Without the consent of the holders of first mortgage bonds, we and the mortgage trustee may enter into one or more supplemental indentures for any of the following purposes:
(i)
  to correct or amplify the description of any property subject to the mortgage;
(ii)
  to evidence the succession of another corporation to our obligations under the mortgage and under the first mortgage bonds in the circumstances described under the heading “Consolidation, Merger or Transfer of Assets” above;

(iii)
  to set forth the terms and provisions of any new series of first mortgage bonds in accordance with the terms of the mortgage;
(iv)
  to add to our covenants under the mortgage for the protection of the holders of the first mortgage bonds; and
(v)
  to cure any ambiguity or to correct or supplement any defective or inconsistent provision contained in the mortgage or any supplemental indenture, or to make such other provisions in regard to matters or questions arising under the mortgage not inconsistent with the provisions of the mortgage and which do not adversely affect the interests of the holders of the first mortgage bonds.
(Mortgage, Section 17.01)
Modifications With Consent
The mortgage may be modified with our consent and the consent of the holders of 75% of the aggregate principal amount of the first mortgage bonds then outstanding that are affected by such modification; provided, however, that no such modification shall (i) extend the maturity of, reduce the rate or extend the time of payment of interest on, or reduce the principal amount of any first mortgage bonds without the consent of the holder of each first mortgage bond so affected or (ii) reduce the consent percentage required for modification without the consent of the holders of all of the outstanding first mortgage bonds. (Mortgage, Section 17.02)
The mortgage provides that any first mortgage bonds owned by us, any other obligor on the first mortgage bonds or any of our or their affiliates, shall be disregarded and considered not to be outstanding in determining whether the required holders have given a request or consent. (Mortgage, Section 11.03)
Completed Defaults
The term “completed default,” when used in the mortgage with respect to all first mortgage bonds issued thereunder, means any of the following:
(i)
  we fail to pay principal on any first mortgage bond when due;
(ii)
  we fail to pay interest on any first mortgage bond within 60 days after such payment is due;
(iii)
  we fail to pay principal, premium, if any, or interest on any prior lien bonds, beyond any applicable grace period specified in the prior lien;
(iv)
  by decree of a court of competent jurisdiction, we are adjudicated bankrupt or insolvent or an order is entered for our involuntary winding up, liquidation or reorganization under federal or state bankruptcy law, and such decree or order continues unstayed on appeal or otherwise for a period of 60 days;

(v)
  we file a voluntary bankruptcy petition, consent to the filing of such a bankruptcy petition or make an assignment for the benefit of creditors; or
(vi)
  we fail to perform or observe any other covenant, agreement or condition of the mortgage for 60 days after we have received written notice from the mortgage trustee, or the we and the mortgage trustee have received written notice from the holders of at least 25% in principal amount of the first mortgage bonds, of such failure.
The mortgage requires the mortgage trustee to provide notice to the holders of the first mortgage bonds within 60 days after the occurrence of a completed default described in clause (vi) and within 90 days after the occurrence of all other completed defaults (not including any specified grace periods) known to the mortgage trustee, unless such default was cured prior to the giving of the notice. The mortgage trustee may, however, except in the case of a default in the payment of principal, premium, if any, or interest, or in the payment of any sinking or purchase fund installment, withhold notice to the holders of the first mortgage bonds of any default if the mortgage trustee in good faith determines that the withholding of notice is in the interests of the holders. (Mortgage, Sections 10.01 and 10.02)
We will provide to the mortgage trustee an annual statement by an appropriate officer as to our compliance with all conditions and covenants under the mortgage. (Mortgage, Section 6.03(2))
Remedies
Upon the occurrence of a completed default, the mortgage trustee, or the holders of at least 25% in principal amount of all outstanding first mortgage bonds upon written notice to us and the mortgage trustee, may declare all outstanding first mortgage bonds immediately due and payable. If, before any judgment or decree for the payment of monies due is obtained or any sale of mortgaged property has occurred, all interest in arrears has been paid and all defaults have been cured, the holders of a majority in principal amount of outstanding first mortgage bonds may waive all defaults and rescind and annul such declaration and its consequences. (Mortgage, Section 10.01)
In circumstances other than as described in the preceding paragraph, the holders of at least two-thirds in aggregate principal amount of first mortgage bonds outstanding may on behalf of all holders of first mortgage bonds waive any past completed default except a completed default relating to the non-payment of any principal or interest thereon. (Mortgage, Section 10.06)
In the case of a breach of any of the covenants, agreements or conditions of the mortgage, the mortgage trustee may institute judicial proceedings as it deems necessary to prevent any impairment of the security under the mortgage or to preserve and protect its interests, the security and the interests of the holders of the first mortgage bonds. In the case of a completed default, the mortgage trustee may, and at the request in writing of not less than a majority of the aggregate principal amount of the first mortgage bonds then outstanding shall, take action to enforce payment of the first mortgage bonds then outstanding and to foreclose the mortgage and sell the property. The mortgage trustee is not obligated to take such action at the request of the holders of mortgage bonds unless the mortgage trustee has been reasonably indemnified. (Mortgage, Section 10.05)
No holder of a first mortgage bond has the right to institute proceedings for the enforcement of the mortgage, unless:
(i)
  such holder previously has given the mortgage trustee written notice of a completed default;
(ii)
  the holders of at least 25% in principal amount of the outstanding first mortgage bonds have requested in writing that the mortgage trustee take action under the mortgage (and provided the mortgage trustee with indemnity satisfactory to it); and
(iii)
  such holders have offered the mortgage trustee a reasonable opportunity to exercise its powers as mortgage trustee or to institute an action, suit or proceeding in its own name.
However, this provision does not impair the right of any holder of a first mortgage bond to enforce our obligation to pay the principal of an interest on such first mortgage bond when due, which obligations are absolute and unconditional. (Mortgage, Section 10.16)
The laws of the State of Delaware, the State of Maryland, the Commonwealth of Pennsylvania and the Commonwealth of Virginia, where the mortgaged property is located, may limit or deny the ability of the mortgage trustee or the bondholders to enforce certain rights and remedies provided in the mortgage in accordance with their terms.
Defeasance and Discharge
If at any time we:
•
  deposit with the mortgage trustee money for the payment or redemption of all or any part of the first mortgage bonds then outstanding of one or more series, including the payment of all interest due thereon;
•
  irrevocably direct the mortgage trustee to use the deposited money for the purpose of payment or redemption, as the case may be; and
•
  in the case of a redemption, provide notice of redemption, then such first mortgage bonds will be deemed paid for purposes of the mortgage and shall not be entitled to any lien or benefit under the mortgage. (Mortgage, Sections 8.04 and 15.01)
If all of the first mortgage bonds, including all interest due thereon, have been paid the mortgage trustee is obligated, upon our request, to cancel and discharge the lien of the mortgage and to reconvey and transfer to us the mortgaged property. (Mortgage, Section 15.01)

Title
We, the mortgage trustee and any paying agent may deem and treat the person in whose name first mortgage bonds are registered as the absolute owner thereof for the purpose of making payments and for all other purposes of the mortgage. (Mortgage, Section 11.02)
Removal or Resignation of Mortgage Trustee
The mortgage trustee may resign at any time by giving written notice to us specifying the day upon which the resignation will take effect and by publishing such notice in a daily newspaper of general circulation in the City of New York on any business day of a week for three successive calendar weeks. (Mortgage, Section 14.16) If the mortgage trustee has or acquires any conflicting interest as defined in Section 310(b) of the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”), the mortgage trustee generally must either eliminate the conflicting interest or resign within 90 days. The mortgage trustee may be removed at any time by the holders of a majority in principal amount of first mortgage bonds then outstanding. (Mortgage, Section 14.17) No resignation or removal of a mortgage trustee and no appointment of a successor trustee will be effective until the acceptance of appointment by a successor mortgage trustee.
Information About the Mortgage Trustee
The Bank of New York Mellon acts as trustee under the mortgage. In addition, The Bank of New York Mellon and its affiliates act, and may act, as trustee and paying agent under various other indentures, trusts and guarantees of us and our affiliates. We and our affiliates maintain deposit accounts and credit and liquidity facilities and conduct other banking transactions with The Bank of New York Mellon and its affiliates in the ordinary course of our business.
Description of Other Debt Securities
The following description sets forth certain general terms and provisions of the other debt securities under the note indenture that we may offer pursuant to this prospectus.
General
Unless the prospectus supplement indicates otherwise, the other debt securities will mature on any day from nine months to 40 years from the original issue date. Each other debt security will bear interest at either fixed rates or floating rates. The prospectus supplement will set forth the following terms of the other debt securities:
•
  the purchase price, or a statement that the other debt securities are being offered by an agent as principal at varying market prices;
•
  the original issue date;
•
  the stated maturity date;

•
  if fixed rate notes, the rate per annum at which such notes will bear interest;
•
  if floating rate notes, the interest rate formula and other variable terms;
•
  the date or dates from which any such interest shall accrue;
•
  the terms for redemption, if any; and
•
  any other terms of such other debt securities not inconsistent with the note indenture.
The note indenture does not contain any covenants or other provisions that specifically are intended to afford holders of the other debt securities special protection in the event of a highly leveraged transaction.
No Sinking Fund
The other debt securities will not be subject to any sinking fund.
Unsecured Obligations
The other debt securities will be unsecured and will rank pari passu with all of our other unsecured and unsubordinated indebtedness. The note indenture does not restrict us from incurring more secured debt.
Payment and Paying Agents
Unless the prospectus supplement indicates otherwise, payment of interest on another debt security on any interest payment date will be made to the person in whose name such other debt security is registered at the close of business on the regular record date for such interest payment. If there has been a default in the payment of interest on another debt security, the defaulted interest may be paid to the holder of such other debt security as of the close of business on a special record date selected by the note trustee that is (a) no less than 10 nor more than 15 days before the date established by us for the proposed payment of such defaulted interest and no less than 10 days after we provide the note trustee with notice of the proposed payment or (b) if the note trustee finds it practicable, in any other manner permitted by any securities exchange on which the other debt security may be listed. (Note Indenture, Section 307)
Unless the prospectus supplement indicates otherwise, principal of, premium, if any, and any interest on the other debt securities will be payable at the office of the paying agent designated by us. Unless otherwise indicated in the prospectus supplement, the corporate trust office of the note trustee in the Borough of Manhattan, City of New York will be designated as our sole paying agent for payments with respect to the other debt securities of each series. Any other paying agents initially designated by us for the other debt securities of a particular series will be named in the prospectus supplement. We may at any time designate additional paying agents or rescind the designation of any paying agent or approve a change in the office through which any paying agent acts, except that we will be required to maintain a paying agent in each place of payment for the other debt securities of a particular series. (Note Indenture, Section 602)

All moneys paid by us to a paying agent for the payment of the principal of, premium, if any, or any interest on any other debt security which remain unclaimed for two years after such principal, premium or interest has become due and payable will be repaid to us, and the holder of such other debt security thereafter may look only to us for payment. (Note Indenture, Section 603)
Registration and Transfer
The other debt securities will be issued only in fully registered certificated or book-entry form, as described below under “Book-Entry Notes,” without coupons and, except as may otherwise be provided in the prospectus supplement, in denominations of $1,000 or any multiple thereof.
If the other debt securities are issued in certificated form, the transfer of the other debt securities may be registered, and the other debt securities may be exchanged for different other debt securities of the same series, of authorized denominations and with the same terms and aggregate principal amount, at the offices of the note trustee. We may change the place for registration of transfer and exchange of the other debt securities and designate additional places for registration of transfer and exchange. (Note Indenture, Sections 305 and 602)
No service charge will be made for any transfer or exchange of the other debt securities. However, we may require payment to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange. We will not be required to register the transfer of, or to exchange, the other debt securities of any series during the 15 days prior to the date of mailing notice of redemption of any other debt securities of that series or any debt security that is selected for redemption. (Note Indenture, Section 305)
Defeasance and Discharge
The note indenture provides that we will be deemed to have paid, and our entire indebtedness will be deemed to have been satisfied and discharged with respect to, any other debt security or any portion of the principal amount thereof prior to maturity if:
•
  we irrevocably deposit in trust with the note trustee:
°
  money;
°
  government obligations (as defined in the note indenture, which generally means (a) direct obligations of, or obligations unconditionally guaranteed by, the United States and (b) certificates, depositary receipts or other instruments evidencing a direct ownership interest in obligations described in clause (a) above or in any specific interest or principal payments due in respect thereof) that do not contain provisions permitting the redemption or other prepayment of such government obligations at the option of the issuer thereof, the principal and interest on which when due, without any regard to reinvestment of such government obligations, will provide monies; or

°
  a combination of money or governmental obligations,
which will be sufficient to pay when due the principal premium, if any, and interest on such other debt securities or such portion thereof; and
•
  we deliver to the note trustee:
°
  a written order stating that the money and government obligations deposited with the note trustee are to be held in trust;
°
  if government obligations are deposited with the note trustee, an opinion of an independent public accountant to the effect that the requirements for government obligations described above have been satisfied and an opinion of counsel stating that all conditions precedent to the defeasance have been complied with; and
°
  an opinion of counsel:
■
  to the effect that the deposit and the defeasance will not
(i)
  be deemed to be, or result in, a taxable event for the holders of the affected other debt securities for federal income tax purposes or
(ii)
  result in a material change in the amount of federal income tax or in the manner or the time of its payment for the holders of the affected other debt securities, unless the holders of the affected other debt securities have consented to the change; and
■
  as to any other matters related to taxation specified in the particular other debt securities being defeased.
(Note Indenture, Section 701)
Consolidation, Merger and Sale of Assets
The note indenture provides that we may not consolidate with or merge into any other corporation or convey, transfer or lease our properties and assets substantially as an entirety to any entity, unless:
(i)
  the successor corporation or the entity that acquires or leases our properties and assets substantially as an entirety is organized and existing under the laws of the United States, a state of the United States or the District of Columbia and expressly assumes our payment obligations on all outstanding other debt securities and all of our obligations under the note indenture;
(ii)
  immediately after giving effect to the transaction, and treating any indebtedness for borrowed money which becomes our obligation as a result of the transaction as having been incurred by us at the time of the transaction, no Event of Default under the note indenture and no event which, after notice or lapse of time or both, would become an Event of Default shall have occurred and be continuing; and

(iii)
  we have delivered to the note trustee an officer’s certificate and an opinion of counsel to the effect that the transaction complies with the note indenture.
(Note Indenture, Section 1101)
Upon any consolidation or merger, or any conveyance, transfer or lease of our properties and assets substantially as an entirety to any other entity as described above, the successor corporation or the entity to which such conveyance, transfer or lease is made will succeed to, and be substituted for, us under the note indenture, and may exercise every right and power of ours under the note indenture, and, except in the case of a lease, we will be relieved of all obligations and covenants under the note indenture and the outstanding other debt securities. (Note Indenture, Section 1102)
Although there is a limited body of case law interpreting the phrase “substantially as an entirety,” there is no precise established definition of the phrase under applicable law. As a result of this uncertainty:
(i)
  there could be a disagreement between us and the holders of other debt securities over whether, as a condition to a conveyance, transfer or lease of our properties and assets, the successor entity is required to assume our obligations under the note indenture and, consequently, whether a failure to assume such obligations would result in an Event of Default under the note indenture;
(ii)
  in the event that the holders of other debt securities attempt to declare an Event of Default and exercise their acceleration rights under the note indenture in such circumstances and we contest such action, there can be no assurance as to how a court interpreting applicable law would interpret the phrase “substantially as an entirety;” and
(iii)
  it may be difficult for holders of other debt securities to declare an Event of Default and exercise their acceleration rights.
Event of Default
The term “Event of Default,” when used in the note indenture with respect to any series of other debt securities issued thereunder, means any of the following:
(i)
  failure to pay interest on the other debt securities of such series within 30 days after it is due;
(ii)
  failure to pay the principal or premium, if any, on the other debt securities of such series within three business days after it is due;
(iii)
  failure to perform or breach of any covenant or warranty in the note indenture, other than a covenant or warranty that does not relate to such series of other debt securities, that continues for 90 days after we have been given written notice by the note trustee or we and the note trustee have been given written notice by the holders of at least 25% in aggregate principal amount of the other debt securities of such series, of such default or breach;
(iv)
  default under any bond, debenture, note or other evidence of our indebtedness for money borrowed by us (including other debt securities of another series) or under any mortgage, indenture or other instrument under which we may issue indebtedness or by which we may secure or evidence indebtedness for borrowed money (including the note indenture), which default
(a)
  constitutes a failure to make any payment in excess of $5,000,000 of the principal of, or interest on, such indebtedness when due and payable after the expiration of any applicable grace period or
(b)
  results in indebtedness in an amount in excess of $10,000,000 becoming or being declared due and payable prior to the date on which it would otherwise have become due and payable, without such payment being made, such indebtedness being discharged or such acceleration being rescinded or annulled, as the case may be, within 90 days after we have been given written notice from the note trustee, or we and the note trustee have been given written notice from the holders of at least 25% in aggregate principal amount of the other debt securities of that series, of such default;
(v)
  events relating to our bankruptcy, insolvency or reorganization specified in the note indenture; or
(vi)
  any other Event of Default specified with respect to the other debt securities of such series.
(Note Indenture, Section 801)
An Event of Default for a particular series of other debt securities does not necessarily constitute an Event of Default for any other series of other debt securities issued under the note indenture. The note trustee is required to give the holders of other debt securities written notice of any default known to the note trustee within 90 days after the occurrence unless such default is cured and waived. The note trustee may withhold notice to the holders of other debt securities of any default, except default in the payment of principal, premium, if any, or interest, if the note trustee in good faith determines the withholding of notice to be in the interests of the holders. In the case of a default described in clause (iii) above, no notice to the holders of the affected other debt securities may be given until at least 30 days after the occurrence of the default. (Note Indenture, Sections 802 and 902)
Remedies
If an Event of Default under the note indenture with respect to any series of other debt securities has occurred and is continuing, the note trustee or the holders of at least 33% in aggregate principal amount of all the other debt securities of the series may declare the principal amount of all the other debt securities of that series to be due and payable immediately. If an Event of Default under the note indenture with respect to more than one series of other debt securities occurs and continues, the note trustee or the holders of at least 33% in aggregate principal amount of all series in respect of which an Event of Default under the note indenture shall have occurred and be continuing, considered as one class, may declare the payment of the principal amount of all the other debt securities of the affected series to be immediately due and payable. (Note Indenture, Section 802)
There is no automatic acceleration, even in the event of our bankruptcy, insolvency or reorganization. (Note Indenture, Section 802)
At any time after a declaration of acceleration with respect to the other debt securities of any series has been made and before a judgment or decree for payment of the money due has been obtained, the holders of a majority in principal amount of the outstanding other debt securities of such series may rescind and annul the declaration and its consequences if:
(i)
  we have paid or deposited with the note trustee a sum sufficient to pay:
(a)
  all overdue interest on all other debt securities of that series;
(b)
  the principal of and premium, if any, on any other debt securities of that series which have become due otherwise than by declaration of acceleration and interest thereon at the prescribed rates set forth in such other debt securities;
(c)
  interest on overdue interest (to the extent allowed by law) at the prescribed rates set forth in such other debt securities; and
(d)
  all amounts due to the note trustee under the note indenture; and
(ii)
  any other Event of Default under the note indenture with respect to the other debt securities of that series (other than the nonpayment of principal that has become due solely by declaration of acceleration) has been cured or waived as provided in the note indenture.
(Note Indenture, Section 802)
The holders of not less than a majority in principal amount of the outstanding other debt securities of any series may on behalf of the holders of all other debt securities of such series, waive any past default under the note indenture with respect to that series and its consequences, except a default in the payment of principal, premium, if any, or interest and certain covenants and provisions of the note indenture that cannot be modified or be amended without the consent of the holder of each outstanding other debt security of the series affected (see “Modification and Waiver” below). (Note Indenture, Section 813)
The note trustee is not obligated to exercise any of its rights or powers under the note indenture at the request or direction of any of the holders, unless the holders offer the note trustee reasonable security or indemnity. (Note Indenture, Section 903) If they provide this reasonable security or indemnity, the holders of a majority in principal amount of any series of other debt securities, and if more than one series is affected, the holders of a majority in principal amount of all affected series, considered as one class, will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the note trustee or exercising any trust or power conferred upon the note trustee. The note trustee is not obligated to comply with directions that conflict with law or other provisions of the note indenture or that would involve the note trustee in personal liability in circumstances where the indemnity would not, in the note trustee’s sole discretion, be adequate. The note trustee may take any other action that it deems proper and is not inconsistent with such direction. (Note Indenture, Section 812)
No holder of other debt securities of any series will have any right to institute any proceeding under the note indenture for the appointment of a receiver or trustee or for any remedy under the note indenture, unless:
(i)
  the holder has previously given to the note trustee written notice of a continuing Event of Default with respect to other debt securities of such series;
(ii)
  the holders of not less than a majority in aggregate principal amount of the outstanding other debt securities of all series in respect of which an Event of Default has occurred and is continuing, considered as one class, have made a written request to the note trustee, and have offered reasonable indemnity to the note trustee, to institute proceedings in its own name as trustee under the note indenture;
(iii)
  the note trustee has failed to institute a proceeding for 60 days after receipt of the notice, request and offer of indemnity; and
(iv)
  no direction inconsistent with such written request has been given to the note trustee during such 60-day period by the holders of a majority in aggregate principal amount of the outstanding other debt securities of all series in respect of which an Event of Default has occurred and is continuing, considered as one class.
In addition, no holder of other debt securities has any right under the note indenture to affect, disturb or prejudice the rights of any other holder of other debt securities or to obtain or seek to obtain priority or preference over any other holders. (Note Indenture, Section 807)
However, these limitations do not apply to a suit by a holder of a debt security to enforce payment of the principal, premium, if any, or interest on the debt security on or after the applicable due date. (Note Indenture, Section 808)
We will provide to the note trustee an annual statement by an appropriate officer as to our compliance with all obligations under the note indenture. (Note Indenture, Section 608)
Modification and Waiver
Without the consent of any holder of other debt securities, we and the note trustee may enter into one or more supplemental indentures for any of the following purposes:

(i)
  to evidence the assumption by any permitted successor of our covenants in the note indenture and in the other debt securities;
(ii)
  to add to our covenants for the benefit of the holders of all or any series of other debt securities or any tranche thereof or to surrender any of our rights or powers under the note indenture;
(iii)
  to add any additional Event of Default with respect to all or any series of other debt securities;
(iv)
  to change or eliminate any provision in the note indenture; provided, however, that if such change or elimination materially and adversely affects the interests of the holders of the other debt securities of any series or tranche, such change or elimination will become effective with respect to such series or tranche only when no other debt securities of the affected series or tranche remains outstanding under the note indenture;
(v)
  to provide collateral security for the other debt securities;
(vi)
  to establish the form or terms of other debt securities of any series as permitted by the note indenture;
(vii)
  to evidence and provide for the acceptance of appointment of a separate or successor note trustee and to add to or change any of the provisions of the note indenture as are necessary to provide for or facilitate the administration of the trusts under the note indenture by more than one note trustee;
(viii)
  to provide procedures required to permit us to use a non-certificated system of registration for the other debt securities; or
(ix)
  to cure any ambiguity, inconsistency or defect in the note indenture or to make any other provisions with respect to matters and questions arising under the note indenture; provided that such action or other provisions do not adversely affect the interests of the holders of other debt securities of any series in any material respect.
(Note Indenture, Section 1201)
The consent of the holders of at least a majority in aggregate principal amount of the other debt securities of all series, or all tranches of a series, affected by a modification to the note indenture, considered as one class, is required for all other modifications to the note indenture. However, no such amendment or modification may, without the consent of the holder of each outstanding debt security affected thereby:
(i)
  change the stated maturity of the principal of, or any installment of principal of or interest on, any debt security, or reduce the principal amount of any debt security, its rate of interest or any premium payable upon redemption, or modify the method of calculating the interest rate, or change the currency in which any debt security is payable or the place of payment of the principal of or interest on any debt security, or impair the right to institute suit for the enforcement of any payment on or after the stated maturity of any debt security;
(ii)
  reduce the percentage in principal amount of the outstanding other debt securities the consent of the holders of which is required for any supplemental indenture or any waiver of compliance with a provision of the note indenture or any default thereunder and its consequences, or reduce the requirements for quorum or voting of other debt security holders;
(iii)
  change our obligation to maintain an office or agency in each place of payment for the other debt securities; or
(iv)
  modify some of the provisions of the note indenture relating to the required percentage of holders necessary to enter into supplemental indentures, waive some covenants and waive past defaults with respect to the other debt securities of any series, except to increase the percentages or to provide that other provisions of the note indenture cannot be modified or waived without the consent of each holder.
(Note Indenture, Section 1202)
A supplemental indenture which changes or eliminates any covenant or other provision of the note indenture that was expressly included solely for the benefit of one or more particular series of other debt securities or tranches, or modifies the rights of the holders of other debt securities of such series or tranches with respect to such covenant or other provision, will not affect the rights under the note indenture of the holders of the other debt securities of any other series or tranches. (Note Indenture, Section 1202)
If any provision of the note indenture limits, qualifies or conflicts with another provision of the note indenture that is required by the Trust Indenture Act to be included in the note indenture, the required provision will control. (Note Indenture, Section 108)
The note indenture provides that other debt securities owned by us, or any other obligor upon the other debt securities, or any of our or their affiliates, shall be disregarded and considered not to be outstanding in determining whether the required holders have given a request, demand, authorization, direction, notice, waiver or consent. (Note Indenture, Section 101)
We may fix in advance a record date to determine the required number of holders entitled to give any request, demand, authorization, direction, notice, consent, waiver or other such act of the holders, but we shall have no obligation to do so. If we fix a record date, the request, demand, authorization, direction, notice, consent, waiver or other act of the holders may be given before or after that record date, but only the holders of record at the close of business on that record date will be considered holders for the purposes of determining whether holders of the required percentage of the outstanding other debt securities have authorized or agreed or consented to the request, demand, authorization, direction, notice, consent, waiver or other act of the holders. For that purpose, the outstanding other debt securities shall be computed as of the record date. Any request, demand, authorization, direction, notice, consent, election, waiver or other act of a holder will bind every future holder of the same other debt security and the holder of every other debt security issued upon the registration of, transfer of, in exchange for or in lieu of that other debt security in respect of anything done, omitted or suffered to be done by the note trustee or us in reliance thereon, whether or not notation of that action is made upon the other debt security. (Note Indenture, Section 104)
Removal or Resignation of the Note Trustee
The note trustee may resign at any time with respect to any series of other debt securities by giving written notice to us. If the note trustee has or acquires any conflicting interest as defined in Section 310(b) of the Trust Indenture Act, within 90 days the note trustee generally must either eliminate the conflicting interest or resign. The holders of a majority in principal amount of any series of other debt securities may remove the note trustee with respect to the other debt securities of that series at any time by giving written notice to us and the note trustee. No resignation or removal of a note trustee and no appointment of a successor note trustee will be effective until the acceptance of appointment by a successor note trustee. If at any time:
•
  the note trustee has or acquires any conflicting interest and does not eliminate the conflicting interest or resign in accordance the procedures described above after a written request by us or any holder of a debt security who has been a bona fide holder for six months;
•
  ceases to satisfy the eligibility requirements for a note trustee under the note indenture and fails to resign after written request by us or any such bona fide holder; or
•
  becomes incapable of acting or is adjudged bankrupt or insolvent or a receiver is appointed or any public officer takes charge of the note trustee or its property for the purpose of rehabilitation, conservation or liquidation, then we may remove the note trustee with respect to all of the other debt securities or any such bona fide holder may, in accordance with the note indenture, petition a court to remove the note trustee with respect to all of the other debt securities and appoint a successor note trustee. (Note Indenture, Sections 908 and 910)
Notices
Notices to holders of other debt securities will be given by mail to the addresses of such holders as they may appear in the security register for the other debt securities. (Note Indenture, Section 106)
Title
We, the note trustee and any agent of us or the note trustee may treat the person in whose name other debt securities are registered as the absolute owner thereof, whether or not the other debt securities may be overdue, for the purpose of making payments and for all other purposes irrespective of notice to the contrary. (Note Indenture, Section 308)
Governing Law
The note indenture and the other debt securities are governed by, and construed in accordance with, the laws of the State of New York. (Note Indenture, Section 113)
Information About the Note Trustee
The Bank of New York Mellon Trust Company, N.A., acts as trustee under the note indenture. In addition, The Bank of New York Mellon Trust Company, N.A. and its affiliates act, and may act, as trustee and paying agent under various other indentures, trusts and guarantees of us and our affiliates. We and our affiliates maintain deposit accounts and credit and liquidity facilities and conduct other banking transactions with The Bank of New York Mellon Trust Company, N.A. and its affiliates in the ordinary course of our business.
Book-Entry Debt Securities
Global Securities
We may issue both first mortgage bonds and other debt securities of any series in the form of one or more fully registered global debt securities (which we refer to as a book-entry note) that will be deposited with, or on behalf of, a depositary identified in the prospectus supplement relating to such series and registered in the name of the depositary or its nominee. The depositary or its nominee will not transfer any book-entry note unless and until it is exchanged in whole or in part for debt securities in definitive registered form, except that:
•
  the depositary may transfer the whole registered global security to a nominee;
•
  the depositary’s nominee may transfer the whole registered global security to the depositary or another nominee of the depositary; and
•
  the depositary or its nominee may transfer the whole registered global security to its (or its nominee’s) successor.
Depositary Arrangements
We will describe the specific terms of the depositary arrangement with respect to any portion of a series of debt securities to be represented by a book-entry note in the prospectus supplement relating to such series. We anticipate that the following provisions will apply to all depositary arrangements.
Generally, ownership of beneficial interests in a book-entry note will be limited to persons that have accounts with the depositary for such book-entry note, which persons are referred to in this prospectus as participants, or persons that may hold interests through participants. Upon the issuance of a book-entry note, the depositary will credit, on its book-entry registration and transfer system, the participants’ accounts with the respective principal amounts of the debt securities represented by such book-entry note. The accounts to be credited will be designated by the dealers, underwriters or agents participating in the distribution of such debt securities, or by us if we offer and sell such notes directly.
For participants, the depositary will maintain the only record of their ownership of a beneficial interest in the registered global debt security and the participants will only be able to transfer such interests through the depositary’s records. For persons holding their beneficial interest through a participant, the relevant participant will maintain such records for beneficial ownership and transfer. The laws of some states may require that some purchasers of securities take physical delivery of such securities in certificated form. These laws may impair the ability to transfer beneficial interests in a book-entry note.
So long as the depositary or its nominee is the registered owner of a book-entry note, the depositary or its nominee, as the case may be, will be considered the sole owner or holder of the debt securities represented by such book-entry note for all purposes under the mortgage or the note indenture, as applicable. Except as provided below, owners of beneficial interests in a book-entry note will not be entitled to have the debt securities represented by a book-entry note registered in their names, will not receive or be entitled to receive physical delivery of debt securities in certificated form and will not be considered the owners or holders of debt securities under the mortgage or the note indenture, as applicable. Accordingly, each person owning a beneficial interest in a book-entry note must rely on the procedures of the depositary and, if such person is not a participant, on the procedures of the participant through which such person owns its interest, to exercise any rights of a holder under the mortgage or the note indenture, as applicable.
Interest and Premium
Payments of principal, premium, if any, and interest on debt securities represented by a book-entry note will be made to the depositary or its nominee as the registered owner of the book-entry note. We and our agents will have no responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in a book-entry note, or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.
We expect that the depositary, upon receipt of any payment of principal, premium, if any, or interest in respect of a book-entry note, will credit promptly the accounts of the related participants with payment in amounts proportionate to their respective beneficial interests in such book-entry note as shown on the depositary’s records. We also expect that payments by participants to owners of beneficial interests in a book-entry note will be governed by standing customer instructions and customary practices, as is now the case with securities held for the accounts of customers registered in “street name,” and will be the responsibility of such participants.

Withdrawal of Depositary
If the depositary for any debt securities represented by a book-entry note is at any time unwilling or unable to continue as depositary, or ceases to be eligible as a depositary under applicable law, and a successor depositary is not appointed by us within 90 days, we will issue debt securities in certificated form in exchange for the relevant book-entry note. In addition, we may at any time determine not to have debt securities represented by one or more book-entry notes, and, in such event, will issue debt securities in certificated form in exchange for the book-entry note or notes representing such debt securities. Further, if we so specify with respect to a book-entry note, an owner of a beneficial interest in such book-entry note may, on terms acceptable to us and the depositary, receive debt securities in certificated form. Any debt securities issued in certificated form in exchange for a book-entry note will be registered in such name or names that the depositary, pursuant to instructions from its direct or indirect participants or otherwise, gives to the trustee.
PLAN OF DISTRIBUTION
We may sell the securities offered by this prospectus through underwriters or dealers, through agents, directly to one or more purchasers, or through any of these methods of sale. We will describe in the accompanying prospectus supplement the specific plan of distribution, including (i) the identity of any underwriters, dealers or agents and the amount of securities underwritten or purchased by them and their compensation, (ii) the initial offering price of the securities and the proceeds that we will receive from the sale and (iii) any securities exchange on which the securities will be listed.
LEGAL MATTERS
Unless otherwise specified in the prospectus supplement, the validity of the securities and certain other legal matters relating to the offer and sale of the securities offered hereby will be passed upon for us by Kevin C. Fitzgerald, Esq., our Executive Vice President and General Counsel, and by Covington & Burling LLP, Washington, D.C. As of August 15, 2013, Mr. Fitzgerald beneficially owned 1,083 shares of PHI common stock and 60,856 time-vested PHI restricted stock units.
EXPERTS
The financial statements and financial statement schedule incorporated in this prospectus by reference to Delmarva Power & Light Company’s Annual Report on Form 10-K for the year ended December 31, 2012 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.
WHERE YOU CAN FIND MORE INFORMATION
We file annual, quarterly and current reports and other information with the SEC. Our SEC filings are available to the public over the internet at the SEC’s web site at http://www.sec.gov.

You may also read and copy any document we file at the SEC’s public reference room at 100 F Street N.E., Washington, D.C. 20549. You can obtain further information on the operation of the public reference room by calling the SEC at (800) SEC-0330.
This prospectus is part of a registration statement on Form S-3 filed with the SEC under the Securities Act. It does not contain all of the information that is important to you. You should read the registration statement for further information about us and the debt securities. Statements contained in this prospectus concerning the provisions of any document filed as an exhibit to the registration statement or otherwise filed with the SEC highlight selected information, and in each instance reference is made to the copy of the document filed.
The SEC allows us to “incorporate by reference” the information we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus, and information that we file later with the SEC will automatically update and may supersede this information. We incorporate by reference the documents listed below that we have filed with the SEC and any future filing that we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (other than any portions of any such documents that are furnished, rather than filed, by us in accordance with the rules of the SEC under the Exchange Act) prior to the completion of the sales of the securities offered hereby.
•
  Our Annual Report on Form 10-K for the year ended December 31, 2012, filed with the SEC on March 1, 2013 (File No. 001-01405);
•
  Our Quarterly Report on Form 10-Q for the quarter ended March 31, 2013, filed with the SEC on May 3, 2013 (File No. 001-01405);
•
  Our Quarterly Report on Form 10-Q for the quarter ended June 30, 2013, filed with the SEC on August 7, 2013 (File No. 001-01405);
•
  Our Current Report on Form 8-K filed with the SEC on March 4, 2013 (File No. 001-01405).
If you request, orally or in writing, copies of any of the documents incorporated by reference, we will send you the copies you requested at no charge. However, we will not send exhibits to such documents, unless such exhibits are specifically incorporated by reference in such documents. You should direct requests for such copies to Delmarva Power & Light Company, 701 Ninth Street, N.W., Washington, D.C. 20068, attention: Corporate Secretary. Our telephone number is (202) 872-2000.

$200,000,000

Delmarva Power & Light Company
First Mortgage Bonds, 3.50% Series due November 15, 2023
PROSPECTUS SUPPLEMENT
June 2, 2014
Joint Book-Running Managers
Morgan Stanley
SunTrust Robinson Humphrey
BofA Merrill Lynch
Scotiabank
Co-Manager
Loop Capital Markets